Filed Pursuant to Rule 433 under

the Securities Act of 1933

Registration Statement No. 333-124714

Free Writing Prospectus

Proposed Financing

of

Immunicon Corporation

Confidential Summary of Terms and Conditions

December 4, 2006

Deutsche Bank Securities Inc.

Immunicon Corporation, has filed a registration statement (File No. 333-124714), including a base prospectus, with the Securities and Exchange Commission (the “SEC”) for this offering to which this communication relates (the “Offering”). Before you invest, you should read the base prospectus in that registration statement and other documents Immunicon Corporation has filed with the SEC for more complete information about Immunicon Corporation and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Immunicon Corporation or Deutsche Bank Securities Inc., as sole placement agent for this offering, will arrange to send you the base prospectus if you request it by calling toll-free (877) 822-0777.

CONFIDENTIAL

SUMMARY OF TERMS AND CONDITIONS

December 4, 2006

This Confidential Summary of Terms and Conditions is not intended to be contractually binding, other than the section entitled “Confidential Information,” and is subject in all respects (other than with respect to such section) to the terms and conditions of and execution of the Securities Purchase Agreement attached hereto as Exhibit A. All potential investors are encouraged to read the entire text of the Securities Purchase Agreement and the attachments thereto prior to making an investment decision.

Summary of Offering Terms and Conditions:

Issuer	Immunicon Corporation

Issuer’s Counsel	Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania

Placement Agent	Deutsche Bank Securities Inc.

Placement Agent’s Counsel	Lowenstein Sandler PC, New York, New York

Securities Offered	Up to $30.0 million in aggregate principal amount of unsecured convertible promissory notes (the “Notes”), convertible initially into an aggregate of up to 7,334,964 shares of the Company’s common stock, together with accompanying warrants to purchase an aggregate of up to 1,466,994 shares of the Company’s common stock (the “Warrant”). Each investor participating in this offering would receive a Warrant exercisable for a number of shares equal to approximately 20% of the principal amount of the Note issued to such investor divided by the initial conversion price of the Note.

Purchase Price	$1,000 for each $1,000 of principal amount of Notes and related Warrants.

Transfer Agent	StockTrans, Inc.

Placement Agent’s Fee	7% of the gross proceeds of this offering. The Company also has agreed to reimburse the placement agent for certain costs and expenses incurred by it in connection with this offering, including the fees, disbursements and other charges of counsel to the placement agent in an amount not to exceed $150,000.

Estimated Expenses of this Offering	$527,000, not including the placement agent’s 7% fee.

Use of Proceeds	The Company will receive net proceeds of approximately $27.4 million from the sale of the Notes and Warrants in this offering after deducting the placement agent fees and estimated offering expenses of this offering. The Company expects to use the net proceeds from this offering for continued commercialization of its medical diagnostic products and services, including manufacturing and clinical trials, other research, development and marketing activities outside of the field of cancer, capital expenditures and working capital and other general corporate purposes. The Company’s management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, the Company intends to invest the net proceeds of this offering in investment-grade, interest-bearing securities. The Company would also receive additional funds in the event of any cash exercise of the Warrant.

Purchase Agreement	The Company and each investor would execute a Securities Purchase Agreement in substantially the form set forth herein as Exhibit A (the “Purchase Agreement”).

Representations and Warranties	The Purchase Agreement would include customary representations and warranties, including, among others, representations and warranties related to (i) the effectiveness of the Company’s shelf registration statement on Form S-3, (ii) the Company’s due organization and valid existence, (iii) the Company’s corporate power and authority to enter into the Purchase Agreement and conduct this offering, (iv) the Company’s capitalization, and (v) the accuracy of the Company’s financial statements and various filings with the SEC and disclosure to the investors.

Covenants	The Purchase Agreement would include customary covenants, including, among others, covenants requiring the Company to (i) prepare and timely file and deliver a prospectus supplement related to this offering, (ii) use the gross proceeds of this offering in accordance with the prospectus supplement, (iii) not disclose material non-public information to the investors, and (iv) promptly list on the NASDAQ Global Market the shares of common stock underlying the Notes and Warrants upon their respective conversion or exercise. The Purchase Agreement also requires the Company to provide broad indemnification for losses to the investors and persons affiliated with the investors.

Restrictions on Subsequent Securities Offerings; Right of Participation

Pursuant to the terms of the Purchase Agreement, for a period of 30 days following the date of the prospectus supplement filed by the Company, the Company would not be able to, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of the Company’s or its subsidiaries’ common stock or equity.

Until the second anniversary of this offering, the Company would not be permitted to sell any of its securities (subject to customary exceptions) without first providing the investors with the opportunity to purchase their pro rata share of up to 30% of such subsequently offered securities. In addition, the Company would also not be able to issue any Notes other than to the investors and not to issue any securities while the Notes are outstanding that would result in a breach or a default under the Notes. The Company would also not be able to consummate certain dilutive financings or financings with a variable price feature without obtaining stockholder approval if the ability of the holders of the Notes and Warrants to receive the benefit of the anti-dilution adjustment provisions of the Notes and Warrants would be limited, without first obtaining stockholder approval.

Risk Factors	Investments in the Company involve a high degree of risk. See the disclosure relating to the risks affecting the Company set forth in the documents filed by the Company with the SEC under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

Listing	The Notes and Warrants are not currently listed on any national securities exchange or quotation system and the Company does not intend to file an application for such a listing. The Company intends to list the shares of Common Stock underlying the Notes and Warrants with the NASDAQ Global Market.

Certain Tax Considerations	INVESTORS CONSIDERING THE PURCHASE OF NOTES AND WARRANTS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THEIR PARTICULAR TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF THE NOTES AND WARRANTS AND THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK UNDER U.S. FEDERAL TAX LAWS AND APPLICABLE STATE, LOCAL AND FOREIGN TAX LAWS. PLEASE BE ADVISED THAT THE COMPANY INTENDS TO TREAT THE NOTES AS INDEBTEDNESS FOR U.S. FEDERAL INCOME TAX PURPOSES AND THAT THE NOTES WILL BE ISSUED WITH ORIGINAL ISSUE DISCOUNT.

Confidential Information	By reading the information contained within this Confidential Summary of Terms and Conditions, the recipient agrees with the Company and Deutsche Bank Securities Inc. to maintain in confidence the information contained herein and the attachments hereto, together with any other non-public information regarding the Company obtained from the Company, Deutsche Bank Securities Inc. or their respective agents during the course of the proposed financing, until its public disclosure by the Company, except as required by law, and also acknowledges its understanding of its obligations to comply with applicable U.S. and state securities laws.

Summary of Note Terms and Conditions:

Notes Offered	$30.0 million in aggregate principal amount of Notes. The Notes will have the terms and conditions set forth in the form of Note attached to the Purchase Agreement.

Maturity Date	Third anniversary of date of issuance, subject to extension for an additional two year period with respect to any amounts not converted as of the initial maturity date due to limitations on beneficial ownership.

Interest	Interest accrues on the Notes at an annual rate of 6% payable quarterly, in arrears, commencing in January 2007, with the interest being payable solely by addition of such interest to the principal of the Notes on a quarterly basis. From and during the occurrence of an event or default, the interest rate under the Notes will increase to 12% per annum. Because the interest on the Notes will not be paid to you on the payment dates but, instead, will be added to the principal amount of the Notes as of such dates, the Notes will be issued with original issue discount. Further, because we intend to take the position that the issuance of a Note together with a Warrant constitutes the issuance of a single “investment unit” and that a portion of the issue price paid for such investment unit must be allocated to the Warrant, the issue price of the Note will correspondingly be decreased and this decrease will create additional original issue discount with respect to the Notes. As a result, investors will be required to include deemed interest payments into income currently, based on a constant-yield method, before they actually receive cash or property attributable to such income.

Collateral; Subordination	The Notes are not secured by any of the assets of the Company or its subsidiaries. The Notes are subordinated to the indebtedness, liens and guarantees in favor of the lenders under the Company’s senior indebtedness (as defined in the Notes).

Conversion Price and Adjustments

The principal amount of the Notes, together with any accrued and unpaid interest and any late charges, will be convertible by the holders of the Notes, at any time following their issuance, into shares of the Company’s common stock at an initial conversion price of $4.09 per share, subject to certain limitations on beneficial ownership. In addition, the conversion amount (as defined in the Notes) of the Notes will also include the net present value of interest (as defined in the Notes) on the Notes calculated at a 6% discount rate upon any conversion event other than a mandatory conversion event, subject to certain limitations.

The conversion price will be subject to certain adjustments set forth in the Notes, including, without limitation, full ratchet anti-dilution protection for any equity or convertible debt issuances within one year of the issuance of the Notes and standard weighted-average anti-dilution protection thereafter and full dilution protection in the event of a future issuance of any securities with a variable price feature, subject to customary exceptions and subject to limitations on the reduction of the conversion price below a $3.415 floor price without subsequent stockholder approval.

Mandatory Conversion	If, at any time after the eighteen-month anniversary of the issuance date of the Notes, the last closing sale price of the Company’s common stock on the NASDAQ Global Market exceeds $7.50 for any twenty consecutive trading days, then the Company will have the right, subject to compliance with certain conditions during the sixty day period prior to the mandatory conversion twenty trading day measurement period, which conditions will include but will not be limited to the Company’s continued listing on an eligible trading market, compliance with certain covenants and the lack of occurrence of an event of default (as defined in the Notes), to require the holders of the Notes to convert all or any portion of the conversion amount into shares of the Company’s common stock at the then-applicable conversion price, subject to certain limitations on beneficial ownership.

Events of Default	The Notes will contain customary events of default provisions, including without limitation, related to suspension from trading, failure to cure conversion failures, breaches of covenants (including without limitation the Note covenants described below), breaches of material representations, failure to repay certain indebtedness, the occurrence of bankruptcy or similar events, and the rendering of a final judgment in excess of $500,000 not covered by insurance. After the occurrence of an event of default, any holder may require the Company to redeem all or a portion of the holder’s Note at a redemption price in cash equal to the greater of (i) the product of (x) the conversion amount to be redeemed and (y) the applicable redemption premium (120%), and (ii) the product of (A) the conversion rate (as defined in the Notes) with respect to such conversion amount in effect at such time as the holder delivers the redemption notice and (B) the greater of (1) the closing sale price of the common stock on the date immediately preceding the event of default, and (2) the closing sale price of the common stock on the date immediately after the event of default and (3) the closing sale price of the common stock on the date the holder delivers the redemption notice.

Change of Control	In connection with a change of control (as defined in the Notes), the holders of the Notes will have the right to require the Company to redeem all or any portion of their Notes at a redemption price in cash equal to the greater of (i) the product of (x) the conversion amount being redeemed and (y) the quotient determined by dividing (A) the greater of the closing sale price of the common stock immediately prior to the consummation of the change of control, the closing sale price of the common stock immediately following the public announcement of such proposed change of control and the closing sale price of the common stock immediately prior to the public announcement of such proposed change of control by (B) the then applicable conversion price, and (ii) 120% of the conversion amount being redeemed (except for conversion amounts not converted because of limitations on beneficial ownership which shall not be multiplied by such 120% premium). Notwithstanding the foregoing, if in any change of control the Company is not the successor entity (as defined in the Notes), the Company will be required to redeem all of the Notes at the change of control redemption price described above.

Fundamental Transactions	For fundamental transactions (as defined in the Notes) generally, subject to the foregoing change of control provisions, the Company will be required to reaffirm to the holders its obligations under the financing agreements as well as to provide a confirmation that following the consummation of the fundamental transaction, the Note will be convertible into either (i) Company common stock or other shares of publicly traded common stock (or their equivalent) of the Company, or the Company as the successor entity, or (ii) if the Company is not a publicly traded entity following the fundamental transaction, the securities or other cash or assets that the Note holder would have received had it converted the Note immediately prior to the consummation of the fundamental transaction.

Covenants	The Notes will contain covenants which, among other things, restrict the Company’s ability to incur additional indebtedness (as defined in the Notes) other than in connection with existing senior indebtedness (as defined in the Notes) or other permitted indebtedness (as defined in the Notes), or to make distributions on or repurchase shares of its common stock. In addition, the Company will be required to maintain available cash (as defined in the Notes) as of the end of each fiscal quarter in amount at least equal to the Company’s cash burn (as defined in the Notes) for such fiscal quarter multiplied by four. The Company’s available cash means an amount equal to the aggregate amount of the Company’s cash, cash equivalent and eligible investment balances (as defined in the Notes), minus the Company’s increase in debt balance (as defined in the Notes).

Summary of Warrant Terms and Conditions:

Exercise Amount and Price	Warrants to purchase up to an aggregate of 1,466,994 shares of the Company’s common stock, subject to certain limitations on beneficial ownership, at an initial exercise price of $4.09 per share. The Warrants will have the terms and conditions set forth in the form of Warrant attached to the Purchase Agreement.

Expiration Date	The Warrants are exercisable at any time following the date that is six months from the date of issuance until the fifth anniversary of the date of issuance.

Exercise Price Adjustments	The exercise price will be subject to certain adjustments set forth in the Warrants, including, without limitation, full ratchet anti-dilution protection for any equity or convertible debt issuances within one year of the issuance of the Warrants and standard weighted-average anti-dilution protection thereafter and full dilution protection in the event of a future issuance of any securities with a variable price feature, subject to customary exceptions and subject to limitations on the reduction of the exercise price below a $3.415 floor price without subsequent stockholder approval.

Fundamental Transactions	In the event of a fundamental transaction (as defined in the Warrants), the Warrant holder may require the Company to purchase the Warrant for cash at a price equal to the value of the remaining unexercised portion of the Warrant determined using the Black-Scholes option pricing model. For fundamental transactions generally, subject to the foregoing provision, the Company will be required to reaffirm to the holders its obligations under the financing agreements as well as to provide a confirmation that following the consummation of the fundamental transaction, the Warrant will be exercisable into either (i) common stock of the Company or other shares of publicly traded common stock (or their equivalent) of the Company, or the Company as the successor entity (as defined in the Warrants), or (ii) if the Company is not a publicly traded entity following the fundamental transaction, the securities or other cash or assets that the holder of the Warrant would have received had it exercised the Warrant immediately prior to the consummation of the fundamental transaction.

Cashless Exercise; Payments for Failure to Deliver Shares	The Warrants may only be exercised on a “cashless exercise” basis in the event that registration statement covering the issuance of shares upon exercise of the Warrants is not available at the time of exercise of such Warrants. The Warrants contain provisions requiring the Company to make cash payments to a Warrant holder in amounts described in the Warrants for failure to timely deliver shares of common stock upon exercise of the Warrant by a holder.

Exhibit A

Securities Purchase Agreement

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of December 4, 2006, by and among Immunicon Corporation, a Delaware corporation, with headquarters located at 3401 Masons Mill Road, Suite 100, Huntingdon Valley, Pennsylvania 19006 the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A. The Company and the Buyers desire to enter into this transaction to purchase the Notes (as defined below) and Warrants (as defined below) pursuant to a currently effective shelf registration statement on Form S-3 (Registration Number 333-124714), which has at least $55,344,965 of initial offering price of unallocated securities available for sale as of the date hereof, which registration statement has been declared effective in accordance with the Securities Act of 1933, as amended (the “1933 Act”), by the United States Securities and Exchange Commission (the “SEC”).

B. The Company has authorized the issuance of a new series of subordinated unsecured convertible notes of the Company, in the form attached hereto as Exhibit A (the “Notes”), which Notes shall be convertible into shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) (as converted, the “Conversion Shares”), in accordance with the terms of the Notes, which Conversion Shares shall be issued pursuant to the Registration Statement (as defined below), or, if such Registration Statement is not available at the time of issuance of such Conversion Shares, as securities exempt from registration pursuant to Section 3(a)(9) of the 1933 Act.

C. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate principal amount of the Notes set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers attached hereto (which aggregate amount for all Buyers shall be $30,000,000) and (ii) warrants, in substantially the form attached hereto as Exhibit B (the “Warrants”), to acquire up to that number of additional shares of Common Stock set forth opposite such Buyer’s name in column (4) of the Schedule of Buyers (as exercised, collectively, the “ Warrant Shares”), which Warrant Shares shall be issued pursuant to the Registration Statement (as defined below) or, if such Registration Statement is not available at the time of issuance of such Warrant Shares, shall be issued solely pursuant to the cashless exercise provisions of the Warrant as securities exempt from registration pursuant to Section 3(a)(9) of the 1933 Act.

D. The Notes, the Conversion Shares, the Warrants and the Warrant Shares collectively are referred to herein as the “Securities”.

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1. PURCHASE AND SALE OF NOTES AND WARRANTS.

(a) Purchase of Notes and Warrants.

(i) Notes and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, shall purchase from the Company on the Closing Date (as defined below), (x) a principal amount of Notes as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers and (y) Warrants to acquire up to that number of Warrant Shares as is set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers, (the “Closing”).

(ii) Closing. The date of the Closing (the “Closing Date”) shall be, on the date of notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022 unless otherwise mutually agreed to by the Company and each Buyer. The Closing shall be deemed to have occurred at 10:00 a.m., New York City time on the Closing Date.

(iii) Purchase Price.

(1) The aggregate purchase price for the Notes and the Warrants to be purchased by each such Buyer at the Closing (the “Purchase Price”) shall be the amount set forth opposite each Buyer’s name in column (5) of the Schedule of Buyers. Each Buyer shall pay $1,000 for each $1,000 of principal amount of Notes and related Warrants to be purchased by such Buyer at the Closing.

(2) The Buyers and the Company agree that the Notes and the Warrants constitute an “investment unit” for purposes of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”). Prior to the date hereof, the Buyers and the Company have agreed that the Warrants shall have a value of $0.13 for purposes of the allocation of the issue price of such investment unit between the Notes and the Warrants in accordance with Section 1273(c)(2) of the Code and Treasury Regulation Section 1.1273-2(h), and neither the Buyers nor the Company shall take any position inconsistent with such allocation in any tax return or in any judicial or administrative proceeding in respect of taxes.

(b) Form of Payment. On the Closing Date, (i) each Buyer shall pay its Purchase Price to the Company for the Notes and the Warrants to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (ii) the Company shall deliver to each Buyer the Notes (allocated in the principal amounts as such Buyer shall request) which such Buyer is then purchasing hereunder along with the Warrants (allocated in the amounts as such Buyer shall request) which such Buyer is purchasing, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2. BUYER’S REPRESENTATIONS AND WARRANTIES. Each Buyer, severally and not jointly, represents and warrants with respect to only itself that:

(a) Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents (as defined below) and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Buyer of the transactions contemplated by this Agreement has been duly authorized by all necessary action on the part of such Buyer. This Agreement has been duly executed by such Buyer, and when delivered by such Buyer in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Buyer, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification and contribution provisions may be limited under the federal and state securities laws and public policy, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(c) Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

(d) Certain Trading Activities. Other than with respect to this Agreement and the transactions contemplated herein, since the time that such Buyer was first contacted by the Company, the Agent (as defined below) or any other Person regarding this investment in the Company neither the Buyer nor any Affiliate of such Buyer which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Buyer’s investments or trading or information concerning such Buyer’s investments and (z) is subject to such Buyer’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Buyer or Trading Affiliate, effected or agreed to effect any transactions in the securities of the Company. Such Buyer hereby covenants and agrees not to, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in any transactions in the securities of the Company or involving the Company’s securities during the period from the date hereof until such time as (i) the transactions contemplated by this Agreement are first publicly announced as described in Section 4(i) hereof or (ii) this Agreement is terminated in full pursuant to Section 8 hereof. Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect short sales or similar transactions in the future. For the purpose of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(e) Acquiring Person. Such Buyer, after giving effect to the transactions contemplated hereby, will not be the beneficial owner of 20% or more of the Company’s outstanding Common Stock. For purposes of this Section 2(f), beneficial ownership shall be determined pursuant to a Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “1934 Act”).

The Company acknowledges and agrees that each Buyer does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each of the Buyers that, as of the date hereof and as of the Closing Date:

(a) Shelf Registration Statement. A “shelf” registration statement on Form S-3 (File No. 333-124714) with respect to the Securities has been prepared by the Company in conformity in all material respects with the requirements of the 1933 Act, and the rules and regulations (the “Rules and Regulations”) of the SEC thereunder and has been filed with the SEC. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3. The Registration Statement (as defined below) meets the requirements of Rule 415(a)(1)(x) under the 1933 Act and complies in all material respects with said rule. Copies of such registration statement, including any amendments thereto, the base prospectus (meeting in all material respects the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to the Buyers. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) under the 1933 Act, is herein referred to as the “Registration Statement”, which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the 1933 Act and contained in the Prospectus referred to below, has become effective under the 1933 Act and no post-effective amendment to the Registration Statement (except to the extent that the Company’s filing of its Form 10-K on March 15, 2006, as amended by the Company’s Form 10-K/A filed on April 13, 2006 (collectively, the “Annual Report”) constitutes such a post-effective amendment) has been filed as of the date of this Agreement. The term “Prospectus” as used in this Agreement means the form of base prospectus together with the final prospectus supplement relating to the Securities (the “Prospectus Supplement”) first filed with the SEC pursuant to and within the time limits described in Rule 424(b) under the 1933 Act. Any preliminary prospectus relating to the Securities prior to the date hereof is referred to as a “Preliminary Prospectus”. Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the SEC after the date of filing of the Prospectus Supplement under Rule 424(b) under the 1933 Act and prior to the termination of the offering of the Securities.

(b) Prospectus. As of the Applicable Time (as defined below) and as of the Closing Date (as defined below), neither (x) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Buyers, specifically for use therein. As used in this subsection and elsewhere in this Agreement:

(i) “Applicable Time” means 5:30 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Buyers.

(ii) “Statutory Prospectus” as of any time means the Preliminary Prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time.

(iii) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act, relating to the Securities in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the 1933 Act.

(iv) “General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule I to this Agreement.

(v) “Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(c) Organization. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company has no significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the SEC) other than as listed in Exhibit 21.1 to the Annual Report (collectively, the “Subsidiaries”). Each of the Subsidiaries has been duly organized and is validly existing as an entity in good standing under the laws of the jurisdiction of its organization, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to be so qualified would not reasonably be expected to (i) result in any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, results of operations, or financial condition of the Company and of the Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, or (ii) prevent, burden or impair the consummation of the transactions contemplated by this Agreement (collectively a “Material Adverse Effect”). The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims, except as described in the Registration Statement and the Annual Report; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(d) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Notes, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)), the Warrants and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and the Warrants, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Notes and the reservation for issuance and issuance of Warrant Shares issuable upon exercise of the Warrants have been duly authorized by the Company’s Board of Directors, no further filing, consent, or authorization is required by the Company’s Board of Directors or its stockholders. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(e) Issuance of Securities. The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Securities to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Securities or the issue and sale thereof. As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds 130% of the aggregate of the maximum number of shares of Common Stock issuable as of the Closing Date (i) upon conversion of the Notes and (ii) upon exercise of the Warrants. Neither the filing of the

Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock. Upon conversion or exercise in accordance with the Notes or the Warrants, as the case may be, the Conversion Shares and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

(f) Equity Capitalization. As of the date hereof and as of the Closing Date, the Company has or will have, as the case may be, an authorized, issued and outstanding capitalization as is set forth in the Registration Statement and the Prospectus (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement and the Prospectus and the grant or issuance of options or shares under existing equity compensation plans or stock purchase plans described in the Registration Statement or the Prospectus), and such authorized capital stock conforms to the description thereof set forth in the Registration Statement and the Prospectus. All of the Securities conform to the description thereof contained in the Registration Statement and the Prospectus. The form of certificates for the Conversion Shares and the Warrant Shares will conform to the corporate law of the jurisdiction of the Company’s incorporation.

(g) Disclosure.

(i) The SEC has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Securities, and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act has been instituted or, to the Company’s knowledge, threatened by the SEC. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will conform to the requirements of the 1933 Act and the Rules and Regulations. The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time filed with the SEC conformed in all material respects, or will conform in all respects, to the requirements of the 1934 Act, or the 1933 Act, as applicable, and the Rules and Regulations. The Registration Statement and any amendment thereto do not contain, and on the Closing Date will not contain, any untrue statement of a material fact and do not omit, and on the Closing Date will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and on the Closing Date will not contain, any untrue statement of a material fact; and do not omit, and on the Closing Date will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Buyers, specifically for use therein.

(ii) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Buyers as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, not misleading, the Company has notified or will notify promptly the Buyers so that any use of such Issuer Free Writing Prospectus may cease until it is amended or supplemented. The foregoing two sentences do not apply to statements or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Buyers specifically for use therein.

(iii) The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, that is not included in the 8-K Filing (as defined below). The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company or any of its Subsidiaries, their business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(h) Offering Materials. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, any Permitted Free Writing Prospectus (as defined below) and other materials, if any, permitted under the 1933 Act. The Company will file with the SEC all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the 1933 Act. The Company has satisfied or will satisfy the conditions in Rule 433 under the 1933 Act to avoid a requirement to file with the SEC any electronic road show.

(i) Ineligible Issuer Status. At the time of filing the Registration Statement and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the 1933 Act, without taking into account any determination by the SEC pursuant to Rule 405 under the 1933 Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the 1933 Act with respect to the offering of the Securities as contemplated by the Registration Statement.

(j) Financial Statements. The condensed consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the

Prospectus, present fairly in all material respects the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such condensed consolidated financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected consolidated financial and statistical data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus presents fairly in all material respects the information shown therein, at the indicated dates and for the indicated periods, and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. All disclosures, if any, contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.

(k) Accountants. Deloitte & Touche LLP, who have certified certain of the financial statements filed with the SEC as part of, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus, has represented to the Company that it is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the 1933 Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(l) Weaknesses or Changes in Internal Accounting Controls. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries is aware of (i) any material weakness in its internal control over financial reporting or (ii) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(m) Sarbanes- Oxley. Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the SEC and the Nasdaq Global Market thereunder (collectively, the “Sarbanes-Oxley Act”) has been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act that are in effect with respect to which the Company is required to comply and is actively taking steps to ensure that it will be in compliance with the other provisions of the Sarbanes-Oxley Act which will become applicable to the Company.

(n) Litigation. There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which if determined adversely to the Company or any of the Subsidiaries would have, individually or in the aggregate, a Material Adverse Effect, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(o) Title. The Company and the Subsidiaries have good and marketable title to all of the material properties and assets reflected in the condensed consolidated financial statements hereinabove described or described in the Registration Statement, the General Disclosure Package and the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the Registration Statement, the General Disclosure Package and the Prospectus or which are not material in amount or would not materially interfere with the use to be made of such properties or assets. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(p) Taxes. The Company and the Subsidiaries have filed all Federal, State, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with GAAP. All tax liabilities have been adequately provided for in the condensed consolidated financial statements of the Company in accordance with GAAP, and the Company does not know of any actual or proposed additional material tax assessments.

(q) Absence of Certain Changes. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, there has not been any Material Adverse Effect, and there has not been any material transaction entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company’s condensed consolidated financial statements which are included in the Registration Statement, the General Disclosure Package and the Prospectus.

(r) No Conflicts. Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, (i) in violation of its certificate of incorporation, by-laws, or other organizational documents or (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, solely with respect to this clause (ii), which violation or default would have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, or of the certificate of incorporation or by-laws of the Company or any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction, except to the extent that such conflict, breach or default would not have a Material Adverse Effect.

(s) Contracts. There is no document, contract or other agreement required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the 1933 Act or the Rules and Regulations. Each description of a contract, document or other agreement in the Registration Statement and the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the Registration Statement and Prospectus or listed in the exhibits to the Registration Statement or incorporated by reference is in full force and effect and is valid and enforceable by and against the Company in accordance with its terms (except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws and matter of public policy and except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principle). Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement or any other agreement or instrument to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries or their respective properties or businesses may be bound, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case in which the default or event, individually or in the aggregate, would have a Material Adverse Effect.

(t) Regulatory Approvals. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the SEC, the National Association of Securities Dealers, Inc. (the “NASD”) or such additional steps as may be required under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(u) Intellectual Property. Except as described in the Registration Statement or in any document incorporated by reference therein, the Company and each of the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses in the manner in which they are being conducted; the Company and the Subsidiaries each own or possess the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (“Intellectual Property”) necessary to carry on their business in all material respects in the manner in which it is being conducted; to the Company’s knowledge, neither the Company nor any of the Subsidiaries has infringed, and none of the Company or the Subsidiaries have received notice of conflict with, any Intellectual Property of any other person or entity. The Company has taken all steps reasonably necessary to secure ownership interests in Intellectual Property created for it by any contractors. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company that are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus and are not described therein in all material respects. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Prospectus and are not described therein in all material respects. None of the technology employed by the Company and material to the Company’s business has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees or, to the Company’s knowledge, otherwise in violation of the rights of any persons; the Company has not received any written or oral communications alleging that the Company has violated, infringed or conflicted with, or, by conducting its business as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity. The Company knows of no infringement by others of Intellectual Property owned by or licensed to the Company.

(v) FDA; Studies. Since the respective dates as of which information is set forth in the Registration Statement, the General Disclosure Package and the Prospectus, (i) all of the descriptions of the Company’s legal and governmental proceedings and procedures before the United States Food and Drug Administration (the “FDA”) or any other national, departmental, state or local governmental body exercising comparable authority are true and correct in all material respects, (ii) the studies, tests and preclinical and clinical trials conducted by or on behalf of the Company and its Subsidiaries that are described in the Registration Statement, the General Disclosure Package and the Prospectus were and, if still pending, are (a) with respect to the foregoing conducted by employees of the Company or any of its Subsidiaries (“Company Studies”), being conducted in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific standards, in each case in all necessary respects and in all material respects; and (b) with respect to the foregoing conducted on behalf of the Company or independently by others using the Company’s or any of its Subsidiaries’ technologies, products or product candidates (“Independent Studies”), to the Company’s knowledge, after due inquiry, being conducted in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific standards, in each case in all necessary respects and in all material respects; (iii) the descriptions of the results of the Company Studies, and, to the Company’s knowledge, after due inquiry, the Independent Studies, contained in the Registration Statement, the General Disclosure Package and the Prospectus are true and correct in all material respects; and (iv) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor its Subsidiaries have received any notices or correspondence from the FDA, or any national, state or local governmental body exercising comparable authority requiring the termination, suspension or material modification of any of the Company Studies or Independent Studies.

(w) Manipulation of Prices. Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Securities.

(x) Investment Company Act. Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Securities contemplated hereunder and the application of the net proceeds from such sale as described in the Prospectus, will be an “investment company” within the meaning of such term under the Investment Company Act of 1940 as amended (the “1940 Act”), and the rules and regulations of the SEC thereunder.

(y) Internal Accounting Controls.

(i) The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ii) The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) under the 1934 Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the 1934 Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the 1934 Act with respect to such reports.

(z) Industry and Market Data. The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree in all material respects with the sources from which they are derived.

(aa) Money Laundering Laws. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any or its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(bb) Office of Foreign Assets Control. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(cc) Insurance. The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses.

(dd) Employee Benefits. The Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and each Subsidiary would have any material liability; the Company and each Subsidiary has not incurred and does not expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ee) Transactions with Affiliates. To the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement. There are no relationships or related-party transactions involving the Company or any of the Subsidiaries or, to the knowledge of the Company, any other person required to be described in the Prospectus which have not been described as required.

(ff) Environmental Laws. Neither the Company nor any of the Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim.

(gg) Listing; 1934 Act Registration. The Common Stock has been approved for listing subject to notice of issuance on the Nasdaq Global Market (the “Principal Market”). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or the quotation of the Common Stock on the Principal Market, nor, has the Company received any notification that the SEC or the Principal Market is contemplating terminating such registration or quotation.

(hh) Contributions; Foreign Corrupt Practices. Neither the Company nor any of the Subsidiaries has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law which violation is required to be disclosed in the Prospectus.

(ii) No Integrated Offering. The Company has not sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the 1933 Act, the Rules and Regulations or the interpretations thereof by the SEC.

(jj) Brokerage Fees; Commissions. Except as described in the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Buyers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities. The Company shall pay, and hold the Buyer harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such claim.

(kk) Consents. Other than as described in Section 3(t) hereof, or as have been obtained, filed or made, neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. The Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

(ll) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company, (ii) to the knowledge of the Company, an “affiliate” of the Company or any of its Subsidiaries (as defined in Rule 144 of the 1933 Act) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(mm) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Notes and the Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Notes in accordance with this Agreement and the Notes and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(nn) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to exempt the Company’s issuance of the Securities and any Buyer’s ownership of the Securities from the provisions of any control share acquisition, business combination or other similar anti-takeover provision under the Certificate of Incorporation of the Company or the laws of the state of its incorporation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement. The Company does not have any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(oo) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary, except as described in the agreements evidencing the Senior Indebtedness (as defined in the Notes).

(pp) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(qq) Transfer Taxes. On the Closing Date, all stock transfer or other similar taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(rr) Acknowledgement Regarding Buyers’ Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, but subject to compliance by the Buyers with applicable law, it is understood and acknowledged by the Company (i) that none of the Buyers have been asked by the Company or its Subsidiaries to agree, nor has any Buyer agreed with the Company or its Subsidiaries, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Buyer, including, without limitation, short sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that any Buyer, and counter parties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that, subject to compliance by the Buyers with applicable law, (a) one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares and the Warrant Shares deliverable with respect to Securities are being determined and (b) such hedging and/or trading activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging and/or trading activities are being conducted.

(ss) U.S. Real Property Holding Corporation. The Company is not, nor has it ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon any Buyer’s request.

4. COVENANTS.

(a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Maintenance of Registration Statement.

(i) For so long as any of the Notes or Warrants remain outstanding, the Company shall use its reasonable best efforts to maintain the effectiveness of the Registration Statement for the issuance thereunder of the Registrable Securities (as defined below); provided that, if at any time while the Notes or the Warrants are outstanding the Company shall be ineligible to utilize Form S-3 (or any successor form) for the purpose of issuance of the Registrable Securities the Company shall use its reasonable best efforts to promptly amend the Registration Statement on such other form as may be necessary to maintain the effectiveness of the Registration Statement for this purpose. For the purpose of this Agreement, “Registrable Securities” means (i) the Conversion Shares issued or issuable upon conversion of the Notes, (ii) the Warrant Shares issued or issuable upon exercise of the Warrants and (iii) any shares of capital stock of the Company issued or issuable with respect to the Conversion Shares, the Notes, the Warrant Shares and the Warrants as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversions of the Notes or exercises of the Warrants.

(c) Prospectus Supplement and Blue Sky. In the manner required by law, the Company shall have delivered to the Buyers, and as soon as practicable after the Closing the Company shall file, the Prospectus Supplement with respect to the Securities as required under and in conformity with the 1933 Act, including Rule 424(b) thereunder. If required, the Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(d) Use of Proceeds. The Company will use the proceeds from the sale of the Securities in the manner described in the Registration Statement and the Prospectus, except as otherwise limited by any prohibitions contained in the Notes for so long as such Notes are outstanding.

(e) Listing. The Company shall promptly secure the listing of all of the Conversion Shares and Warrant Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall use its reasonable best efforts to maintain, in accordance with the Notes and Warrants, such listing of all Conversion Shares and Warrant Shares from time to time issuable under the terms of the Transaction Documents. The Company use reasonable best efforts to maintain the Common Stocks’ authorization for quotation on the Principal Market or if such authorization is not able to be maintained, on another Eligible Market (as defined in the Notes). Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(e).

(f) Fees. Subject to Section 8 below, at Closing, the Company shall pay an expense allowance to Portside Growth and Opportunity Fund (a Buyer) or its designee(s) (in addition to any other expense amounts paid to any Buyer prior to the date of this Agreement) for all actual and accountable reasonable costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all reasonable legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith), in an amount not to exceed $45,000 (in addition to any other expense amounts paid to any Buyer prior to the date of this Agreement), which amount shall be withheld by such Buyer from its Purchase Price at the Closing. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.

(g) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged in compliance with applicable law by any holder of Securities (an “Investor”) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees, subject to applicable securities laws, to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(h) Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the first Business Day following the date of this Agreement, the Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement, the form of the Notes and the form of Warrant) as exhibits to such filing (including all attachments, the “8-K Filing”). As of immediately following the filing of the 8-K Filing with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing or in prior filings with the SEC. For so long as the Notes and Warrants are outstanding, the Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Buyer. For so long as the Notes and Warrants are outstanding, if a Buyer has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries provided in breach of the preceding sentence, it shall provide the Company with written notice thereof in which case the Company shall, within five (5) Trading Days (as defined in the Notes) of receipt of such notice, make public disclosure of any such material, nonpublic information provided in breach of the preceding sentence. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law, regulation or any Eligible Market on which the Company’s securities are then listed or quoted (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise other than in connection with the Registration Statement unless such disclosure is required by law, regulation or any Eligible Market on which the Company’s securities are then listed or quoted.

(i) Additional Notes; Variable Securities; Dilutive Issuances. For so long as any Notes remain outstanding, the Company will not issue any Notes other than to the Buyers as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Notes. For so long as any Notes or Warrants remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the Conversion Floor Price (as defined in the Notes) and the Exercise Floor Price (as defined in the Warrants), as applicable, unless the Company has previously obtained the Required Stockholder Approval (as defined in the Note) and the Required Stockholder Approval (as defined in the Warrants), as applicable. For so long as any Notes or Warrants remain outstanding, the Company shall not, in any manner, enter into or affect any Dilutive Issuances (as defined in the Notes) if the effect of such Dilutive Issuance is to cause, or but for the Securities Limitations would cause, the Company to be required to issue upon conversion of any Note or exercise of any Warrant any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon conversion of the Notes and exercise of the Warrants without breaching the Company’s obligations under the rules or regulations of the Principal Market, in each case without giving effect to (w) the limitations on conversion contained in the Notes, (x) the application of any Conversion Floor Price, (y) the limitations on exercise contained in the Warrants, and (z) the application of any Exercise Floor Price (the “Securities Limitations”).

(j) Corporate Existence. For so long as any Notes or Warrants remain outstanding, the Company shall not be party to any Fundamental Transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants.

(k) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 130% of the sum of the number of shares of Common Stock issuable (i) upon conversion of the Notes issued at the Closing and (ii) upon exercise of the Warrants issued at the Closing (without taking into account any limitations on the Conversion of the Notes or exercise of the Warrants set forth in the Notes and Warrants, respectively).

(l) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(m) Additional Issuances of Securities.

(i) For purposes of this Section 4(m), the following definitions shall apply.

(1) “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

(2) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(3) “Common Stock Equivalents” means, collectively, Options and Convertible Securities.

(4) “Shelf Offering” means any Subsequent Placement of Common Stock or Common Stock Equivalents directly by the Company or through an underwriter of the Company to buyers of such Common Stock or Common Stock Equivalents under an effective shelf registration statement pursuant to Rule 415 of the 1933 Act.

(5) “Other Subsequent Placements” means any Subsequent Placements other than a Shelf Offering.

(ii) From the date hereof until the date that is thirty (30) Trading Days (as defined in the Notes) following the effective date of the Prospectus Supplement (the “Trigger Date”), the Company will not, directly or indirectly, file any registration statement with the SEC other than the Registration Statement and shall not file any Prospectus Supplement with respect to any Subsequent Placement (as defined below). From the date hereof until the Trigger Date, the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”).

(iii) From the Trigger Date until the second anniversary of the Closing Date, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(m)(iii).

(1) The Company shall deliver to each Buyer a written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Buyers at least thirty percent (30%) of the Offered Securities, allocated among such Buyers (a) based on such Buyer’s pro rata portion of the aggregate principal amount of Notes purchased hereunder (the “Basic Amount”), and (b)

with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the “Undersubscription Amount”), which process shall be repeated (other than any requirement to provide an updated Offer Notice reflecting such Undersubscription Amount which shall not be required to be repeated in the event that such process is appropriately described in the initial Offer Notice) until the Buyers shall have an opportunity to subscribe for any remaining Undersubscription Amount.

(2) To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of (x) with respect to a Shelf Offering, the third (3rd) Business Day or (y) with respect to an Other Subsequent Placement, the tenth (10th) Business Day after such Buyer’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Buyer’s Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the “Notice of Acceptance”); provided, however, that such Buyers may not accept an Offer by electing to purchase less than 5% of the Offered Securities on an aggregate basis. If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then each Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary. Notwithstanding anything to the contrary contained herein, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Buyers a new Offer Notice and the Offer Period shall expire on (x) with respect to a Shelf Offering, the third (3rd) Business Day or (y) with respect to an Other Subsequent Placement, the tenth (10th) Business Day after such Buyer’s receipt of such new Offer Notice.

(3) The Company shall have fifteen (15) Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyers (the “Refused Securities”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement, and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(4) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(m)(iii)(3) above), then each Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(m)(iii)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to Section 4(m)(iii)(3) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(m)(iii)(1) above.

(5) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Buyers shall acquire from the Company, and the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(m)(iii)(4) above if the Buyers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Buyers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Buyers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Buyers and their respective counsel.

(6) Any Offered Securities not acquired by the Buyers or other persons in accordance with Section 4(m)(iii)(3) above may not be issued, sold or exchanged until they are again offered to the Buyers under the procedures specified in this Agreement.

(7) The Company and the Buyers agree that if any Buyer elects to participate in the Offer, (x) neither the agreement regarding the Subsequent Placement (the “Subsequent Placement Agreement”) with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provisions whereby any Buyer shall be required to agree to any restrictions in trading as to any securities of the Company owned by such Buyer prior to such Subsequent Placement and (y) the Buyers shall be entitled to the same registration rights provided to other investors in the Subsequent Placement.

(8) Notwithstanding anything to the contrary in this Section 4(m) and unless otherwise agreed to by the Buyers, the Company shall either confirm in writing to the Buyers that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Buyers will not be in possession of material non-public information, by the fifteen (15th) Business Day following delivery of the Offer Notice. If by the fifteen (15th) following delivery of the Offer Notice no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Buyers, such transaction shall be deemed to have been abandoned and the Buyers shall not be deemed to be in possession of any material, non-public information with respect to the Company. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide each Buyer with another Offer Notice and each Buyer will again have the right of participation set forth in this Section 4(m)(iii). The Company shall not be permitted to deliver more than one such Offer Notice to the Buyers in any 60 day period (other than the Offer Notices contemplated by the last sentence of Section 4(m)(iii)(2) of this Agreement).

(iv) The restrictions contained in subsections (ii) and (iii) of this Section 4(m) shall not apply in connection with the issuance of any Excluded Securities (as defined in the Notes).

5. REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes and the Warrants in which the Company shall record the name and address of the Person in whose name the Notes and the Warrants have been issued (including the name and address of each transferee), the principal amount of Notes held by such Person, the number of Conversion Shares issuable upon conversion of the Notes and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to the Transfer Agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes or exercise of the Warrants in the form of Exhibit B attached hereto (the “Irrevocable Transfer Agent Instructions”). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5 will be given by the Company to the Transfer Agent, and any subsequent transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Notes and the related Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii) Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price (less, in the case of Portside Growth and Opportunity Fund, the amounts withheld pursuant to Section 4(g)) for the Notes and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii) The representations and warranties of such Buyer shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

7. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Notes and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have duly executed and delivered to such Buyer (i) each of the Transaction Documents and (ii) the Notes (allocated in such principal amounts as such Buyer shall request), being purchased by such Buyer at the Closing pursuant to this Agreement, and (iii) the related Warrants (allocated in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement.

(ii) Such Buyer shall have received the opinion of Morgan, Lewis & Bockius LLP, the Company’s counsel, dated as of the Closing Date, in substantially the form of Exhibit D attached hereto.

(iii) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit C attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(iv) The Company shall have delivered to such Buyer a certificate (or a fax or pdf copy of such certificate) evidencing the formation and good standing of the Company and each of its Subsidiaries in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within 10 days of the Closing Date.

(v) The Company shall have delivered to such Buyer a certificate (or a fax or pdf copy of such certificate) evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office or a bring-down certificate from Corporation Service Company) of each jurisdiction in which the Company conducts business and is required to so qualify, as of a date within 10 days of the Closing Date.

(vi) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware (or a fax or pdf copy of such certificate) within ten (10) days of the Closing Date.

(vii) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit E.

(viii) The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect in the form attached hereto as Exhibit F.

(ix) The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

(x) The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(xi) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(xii) The Registration Statement shall be effective and available for the issuance and sale of the Securities hereunder and the Company shall have delivered to such Buyer the Prospectus and the Prospectus Supplement as required thereunder.

(xiii) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8. TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 8, the Company shall remain obligated to reimburse the non-breaching Buyers for the expenses described in Section 4(g) above.

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least two-thirds of the aggregate number of Registrable Securities issued and issuable hereunder and under the Notes, and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Notes or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Immunicon Corporation 3401 Masons Mill Road, Suite 100 Huntingdon Valley, Pennsylvania 19006
Telephone:	(877) 822-0777
Facsimile:	(215) 830-0777
Attention:	James L. Wilcox, Esq., Vice President,
Chief Counsel and Secretary

with a copy (for informational purposes only) to:

Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, PA 19103-2921
Telephone:	(215) 963-5000
Facsimile:	(215) 963-5001
Attention:	James W. McKenzie, Jr., Esq.

If to the Transfer Agent:

StockTrans, Inc. 44 West Lancaster Avenue Ardmore, PA 19003
Telephone:	(800) 733-1121
Facsimile:	(610) 649-7302
Attention:	Robert Winterle

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022
Telephone:	(212) 756-2000
Facsimile:	(212) 593-5955
Attention:	Eleazer N. Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least two-thirds of the aggregate number of Registrable Securities issued and issuable hereunder, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants). A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as are reasonably necessary in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification. (i) In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party that is not an Affiliate of such

Indemnitee (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of such Buyer or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(ii) Promptly after receipt by an Indemnitee under this Section 9(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 9(k), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of the Indemnitee, the representation by such counsel of the Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. Legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority of the Purchased Shares. The Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Indemnified Liabilities by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee that relates to such action or Indemnified Liabilities. The indemnifying party shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld conditioned or delayed, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liabilities or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 9(k), except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(iii) The indemnification required by this Section 9(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(iv) The indemnity agreements contained herein shall be in addition to (x) any cause of action or similar right of the Indemnitee against the indemnifying party or others, and (y) any liabilities the indemnifying party may be subject to pursuant to the law.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n) Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges, and each Buyer confirms, that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges, and each Buyer confirms, that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

IMMUNICON CORPORATION

By:
Name:
Title:

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

[__________________________________________]

By:
Name:
Title:

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

OTHER BUYERS:

[ ]

By:
Name:
Title:

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Warrant
Exhibit C	Form of Irrevocable Transfer Agent Instructions
Exhibit D	Form of Opinion of Company’s Counsel
Exhibit E	Form of Secretary’s Certificate
Exhibit F	Form of Officers Certificate

SCHEDULES

Schedule I	List of General Use Free Writing Prospectus

SCHEDULE I

Confidential Summary of Terms and Conditions dated December 4, 2006

[FORM OF SUBORDINATED CONVERTIBLE NOTE]

IMMUNICON CORPORATION

SUBORDINATED CONVERTIBLE NOTE

Issuance Date: December [__], 2006	Original Principal Amount: U.S. $_____________

FOR VALUE RECEIVED, Immunicon Corporation, a Delaware corporation (the “Company”), hereby promises to pay to [                    ] or registered assigns (“Holder”) the amount set out above as the Original Principal Amount (as increased pursuant to the addition of any Capitalized Interest hereunder and as reduced pursuant to the terms hereof pursuant to conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the rate of six percent (6.00%) per annum (the “Interest Rate”), from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon an Interest Date (as defined below) or the Maturity Date, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Subordinated Convertible Note (including all Subordinated Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of an issue of Subordinated Convertible Notes issued pursuant to the Securities Purchase Agreement (as defined below) on the Closing Date (collectively, the “Notes” and such other Subordinated Convertible Notes, the “Other Notes”). Certain capitalized terms used herein are defined in Section 26.

(1) PAYMENTS OF PRINCIPAL. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges, if any, on such Principal and Interest. The “Maturity Date” shall be December [__], 2009, as may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default (as defined in Section 4(a)) shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or any event that shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default, (ii) through the date that is ten (10) Business Days after the consummation of a Change of Control in the event that a Change of Control is publicly announced or a Change of Control Notice (as defined in Section 5(b)) is delivered prior to the Maturity Date and (iii) through December [__], 2011 in the event that the Company cannot effect a Mandatory Conversion of any Unconverted Amount (as defined below) due to any limitations on conversion due to the limitation on conversions set forth in Section 3(d)(i). Other than as specifically permitted by the Note, the Company may not prepay any portion of the outstanding Principal, accrued and unpaid Interest or accrued and unpaid Late Charges, if any, on Principal and Interest.

(2) INTEREST; INTEREST RATE. Interest on the outstanding Principal (including Capitalized Interest (as defined below)) amount of this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable quarterly, in arrears, on January [__], April [__], July [__] and October [__] of each year (each, an “Interest Date”), with the first Interest Date being January [__] 2007, by adding such Interest to the Principal amount of this Note as of such Interest Date (the “Capitalized Interest”). Prior to becoming Capitalized Interest on an Interest Date, Interest on this Note shall accrue at the Interest Rate and be payable by way of inclusion of such Interest in the Conversion Amount in accordance with Section 3(b)(i). From and after the occurrence and during the continuance of an Event of Default, the Interest Rate shall be increased to twelve percent (12.0%). In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default.

(3) CONVERSION OF NOTES. This Note shall be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), on the terms and conditions set forth in this Section 3.

(a) Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer taxes and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount; provided that the Company shall not be required to pay any tax that may be payable in respect of any issuance of Common Stock to any Person other than the converting Holder or with respect to any income or similar tax due by the Holder with respect to the Note or such Common Stock.

(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i) “Conversion Amount” means the sum of (A) the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made, (B) accrued and unpaid Interest (other than Capitalized Interest included in Principal) with respect to such Principal and (C) accrued and unpaid Late Charges with respect to such Principal and Interest and (D) in the case of a conversion pursuant to Section 3(c)(i), a Holder Change of Control Redemption pursuant to Section 5(b) or Company Change of Control Redemption pursuant to Section 5(c), the applicable Present Value of Interest.

(ii) “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, $4.09, subject to adjustment as provided herein.

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(c) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 10:00 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section 3(c)(iii), surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction). On or before the second (2nd) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd) Trading Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If this Note is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note (in accordance with Section 16(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(ii) Company’s Failure to Timely Convert. If within three (3) Trading Days after the Company’s receipt of the facsimile copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder’s conversion of any Conversion Amount (a “Conversion Failure “), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within five (5) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Conversion Date.

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(iii) Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each Note and the principal amount of the Notes held by such holders (the “Registered Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes, including, without limitation, the right to receive payments of principal and interest hereunder, notwithstanding notice to the contrary. A Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a request to assign or sell all or part of any Registered Note by a Holder, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 16. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges, if any, converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(iv) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder’s portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 21.

(v) Company’s Right of Mandatory Conversion.

(A) Mandatory Conversion. If at any time from and after the eighteen (18) month anniversary of the Issuance Date (the “Mandatory Conversion Eligibility Date”), (i) the Closing Sale Price of the Common Stock equals or exceeds, for each of any twenty (20) consecutive Trading Days following the Mandatory Conversion Eligibility Date (the “Mandatory Conversion Measuring Period”), $7.50 (as adjusted for any stock splits, stock dividends, recapitalizations, combinations, reverse stock splits or other similar events, including any occurring during such Mandatory Conversion Measuring Period) and (ii) there shall not have been any Equity Conditions Failure, the Company shall have the right to require the Holder to convert all, or any portion, of the Conversion Amount then remaining under this Note into fully paid, validly issued and nonassessable shares of Common Stock in accordance with Section 3(c)

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hereof at the Conversion Rate as of the Mandatory Conversion Date (as defined below) with respect to the Conversion Amount (a “Mandatory Conversion”). The Company may exercise its right to require conversion under this Section 3(c)(v)(A) by delivering within not more than three (3) Trading Days following the end of any such Mandatory Conversion Measuring Period a written notice thereof by facsimile and overnight courier to all, but not less than all, of the holders of Notes and the Transfer Agent (the “Mandatory Conversion Notice” and the date all of the holders received such notice is referred to as the “Mandatory Conversion Notice Date”). The Mandatory Conversion Notice shall be irrevocable. The Mandatory Conversion Notice shall state (1) the Trading Day selected for the Mandatory Conversion in accordance herewith, which Trading Day shall be at least twenty (20) Trading Days but not more than sixty (60) Trading Days following the Mandatory Conversion Notice Date (the “Mandatory Conversion Date”), (2) the aggregate Conversion Amount of the Notes subject to mandatory conversion from all of the holders of the Notes pursuant hereto (and analogous provisions under the Other Notes) and (3) the number of shares of Common Stock to be issued to the Holder on the Mandatory Conversion Date. All Conversion Amounts converted by the Holder after the Mandatory Conversion Notice Date shall reduce the Conversion Amount of this Note required to be converted on the Mandatory Conversion Date. The mechanics of conversion set forth in Section 3(c) shall apply to any Mandatory Conversion as if the Company and the Transfer Agent had received from the Holder on the Mandatory Conversion Date a Conversion Notice with respect to the Conversion Amount being converted pursuant to the Mandatory Conversion. Notwithstanding the foregoing, if the Company cannot effect a Mandatory Conversion, in whole or in part, of the Conversion Amount of this Note (such portion, the “Unconverted Amount”) as contemplated in any Mandatory Conversion Notice due to the limitation on conversions set forth in Section 3(d)(i), then, as of the applicable Mandatory Conversion Date, (w) Interest on such Unconverted Amount shall cease to accrue, (x) the Holder shall have no right to require an Event of Default Redemption with respect to such Unconverted Amount for Events of Default described in Sections 4(a)(iv), (v), (viii), (x) and (xi) and, with respect to Section 4(a)(ix), for any covenant breaches that do not affect the issuance of the Conversion Shares or the Warrant Shares, (y) the Holder shall not be entitled to receive the 20% premium in any Change of Control Redemption Price paid by the Company with respect to such Unconverted Amount as set forth in Section 5(b) hereof and (z) such Unconverted Amount shall be converted in accordance with Section 3(c)(iv) on the date such conversion is permitted under Section 3(d)(i).

(B) Pro Rata Conversion Requirement. If the Company elects to cause a conversion of any Conversion Amount of this Note pursuant to Section 3(c)(v)(A), then it must simultaneously take the same action in the same proportion with respect to the Other Notes. If the Company elects a Mandatory Conversion of this Note pursuant to Section 3(c)(v)(A) (or similar provisions under the Other Notes) with respect to less than all of the Conversion Amounts of the Notes then outstanding, then the Company shall require conversion of a Conversion Amount from each of the holders of the Notes equal to the product of (I) the aggregate Conversion Amount of Notes which the Company has elected to cause to be converted pursuant to Section 3(c)(v)(A), multiplied by (II) the fraction, the numerator of which is the sum of the aggregate Original Principal Amount of the Notes purchased by such holder of outstanding Notes and the denominator of which is the sum of the aggregate Original Principal Amount of the Notes purchased by all holders holding outstanding Notes (such fraction with respect to each holder is referred to as its “Conversion Allocation Percentage,” and such amount with respect to each holder is referred to as its “Pro Rata Conversion Amount”); provided, however, that in

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the event that any holder’s Pro Rata Conversion Amount exceeds the outstanding Principal amount of such holder’s Note, then such excess Pro Rata Conversion Amount shall be allocated amongst the remaining holders of Notes in accordance with the foregoing formula. In the event that the initial holder of any Notes shall sell or otherwise transfer any of such holder’s Notes, the transferee shall be allocated a pro rata portion of such holder’s Conversion Allocation Percentage and the Pro Rata Conversion Amount.

(d) Limitations on Conversions.

(i) Beneficial Ownership. The Company shall not effect any conversion of this Note, and the Holder of this Note shall not have the right to convert any portion of this Note pursuant to Section 3(a), to the extent that after giving effect to such conversion, the Holder (together with the Holder’s affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any Other Notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(d)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of this Section 3(d)(i), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-K, Form 10-Q or Form 8-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of the Holder, the Company shall within two (2) Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of Notes; provided, however, that if there is any Unconverted Amount as of December [__], 2010, the Maximum Percentage shall automatically increase to 9.99% as of such date.

(ii) Principal Market Regulation. The Company shall not be obligated to issue any shares of Common Stock upon conversion of this Note, and the Holder of this Note shall not have the right to receive upon conversion of this Note any shares of Common

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Stock, if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion or exercise, as applicable, of the Notes and Warrants without breaching the Company’s obligations under the rules or regulations of the Principal Market (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders. Until such approval or written opinion is obtained, no purchaser of the Notes pursuant to the Securities Purchase Agreement (the “Purchasers”) shall be issued in the aggregate, upon conversion or exercise, as applicable, of Notes or Warrants, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the principal amount of Notes issued to such Purchaser pursuant to the Securities Purchase Agreement on the Closing Date and the denominator of which is the aggregate principal amount of all Notes issued to the Purchasers pursuant to the Securities Purchase Agreement on the Closing Date (with respect to each Purchaser, the “Exchange Cap Allocation”). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser’s Notes, the transferee shall be allocated a pro rata portion of such Purchaser’s Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any holder of Notes shall convert all of such holder’s Notes into a number of shares of Common Stock which, in the aggregate, is less than such holder’s Exchange Cap Allocation, then the difference between such holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Notes on a pro rata basis in proportion to the aggregate principal amount of the Notes then held by each such holder.

(4) RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. Each of the following events shall constitute an “Event of Default”:

(i) the suspension from trading or failure of the Common Stock to be listed on an Eligible Market for a period of five (5) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period;

(ii) the Company’s (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within ten (10) Business Days after the applicable Conversion Date or (B) notice, written or oral, to any holder of the Notes, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Notes into shares of Common Stock that is tendered in accordance with the provisions of the Notes;

(iii) at any time following the tenth (10th) consecutive Business Day that the Holder’s Authorized Share Allocation is less than the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note (without regard to any limitations on conversion set forth in Section 3(d) or otherwise);

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(iv) the Company’s failure to pay to the Holder any cash amount of Principal (including, without limitation, any redemption payments), Interest, Late Charges due in cash or other amounts due in cash when and as due under this Note or any other Transaction Document (as defined in the Securities Purchase Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby to which the Holder is a party, except, in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure continues for a period of at least five (5) Business Days;

(v) the Company shall either (i) fail to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $250,000, individually or in the aggregate, due to any third party, other than, with respect to unsecured Indebtedness only, payments contested by the Company in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP, or otherwise be in breach or violation of any agreement for monies owed or owing in an amount in excess of $250,000, individually or in the aggregate, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company, which default or event of default would or is likely to have a material adverse effect on the business, operations, properties, prospects of financial condition of the Company or any of its Subsidiaries, individually or in the aggregate;

(vi) the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries;

(viii) a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $500,000 amount set forth above;

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(ix) the Company breaches any covenant or other term or condition or any material representation or warranty of any Transaction Document, except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least ten (10) consecutive Business Days;

(x) any breach or failure in any respect to comply with Section 12 of this Note; or

(xi) any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

(b) Redemption Right. Upon the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall within (1) Business Day deliver written notice thereof via facsimile or e-mail and overnight courier (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the greater of (i) the product of (x) the Conversion Amount to be redeemed and (y) the Redemption Premium and (ii) the product of (A) the Conversion Rate with respect to such Conversion Amount in effect at such time as the Holder delivers an Event of Default Redemption Notice and (B) the greater of (1) the Closing Sale Price of the Common Stock on the date immediately preceding such Event of Default, (2) the Closing Sale Price of the Common Stock on the date immediately after such Event of Default and (3) the Closing Sale Price of the Common Stock on the date the Holder delivers the Event of Default Redemption Notice (the “Event of Default Redemption Price”). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 10. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. The parties hereto agree that in the event of the Company’s redemption of any portion of the Note under this Section 4(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Redemption Premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

(5) RIGHTS UPON FUNDAMENTAL TRANSACTION AND CHANGE OF CONTROL.

(a) Reaffirmation. If the Company enters into or is a party to a Fundamental Transaction in which it is the Successor Entity, the Company shall deliver to the Holder (i) an affirmation that this Note shall be a continuing obligation of the Company, or the Company as the Successor Entity, and a reaffirmation of the Company’s, or the Company’s as the Successor Entity, obligations under the Transaction Documents following such Fundamental

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Transaction and (ii) a confirmation that there shall be issued upon conversion of this Note at any time after the consummation of the Fundamental Transaction, (A) Common Stock or such other shares of publicly traded common stock (or their equivalent) of the Company, or the Company as the Successor Entity or (ii) if the Company is not a publicly traded entity following such Fundamental Transaction, in lieu of the shares of the Company’s Common Stock (or other securities, cash, assets or other property) issuable upon the conversion of the Notes prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Note been converted immediately prior to such Fundamental Transaction, in each case as adjusted in accordance with the provisions of this Note. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of this Note. Notwithstanding the foregoing, the Holder acknowledges that in connection with any Fundamental Transaction in which the Company is not the Successor Entity, the Holder shall only have the rights set forth in Sections 5(b), 5(c) and 5(d) hereof.

(b) Holder Redemption Right. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Change of Control Notice”). At any time during the period beginning on the date of the Holder’s receipt of a Change of Control Notice and ending twenty (20) Trading Days after the consummation of such Change of Control, the Holder may require the Company to redeem (a “Holder Change of Control Redemption”) all or any portion of this Note by delivering written notice thereof (“Holder Change of Control Redemption Notice”) to the Company, which Holder Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 5 shall be redeemed by the Company in cash at a price equal to the greater of (i) the product of (x) the Conversion Amount being redeemed and (y) the quotient determined by dividing (A) the greater of the Closing Sale Price of the Common Stock immediately prior to the consummation of the Change of Control, the Closing Sale Price immediately following the public announcement of such proposed Change of Control and the Closing Sale Price of the Common Stock immediately prior to the public announcement of such proposed Change of Control by (B) the Conversion Price and (ii) 120% of the Conversion Amount being redeemed; provided, however, that in the event that any Unconverted Amount is being redeemed pursuant to this Section 5, with respect to any such Unconverted Amount, clause (ii) of the foregoing shall be calculated as 100% of such amount (the “Change of Control Redemption Price”). Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 10. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. The parties hereto agree that in the event of the Company’s redemption of any portion of the Note under this Section 5(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

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(c) Company Change of Control Redemption. Notwithstanding the foregoing provisions of this Section 5 or the provisions of Section 6(b), in the event of a Change of Control where the Company is not the Successor Entity, then the Company shall redeem this Note (a “Company Change of Control Redemption”), in whole and not in part, at a price equal to the Change of Control Redemption Price. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of any Change of Control described in the foregoing sentence, but not prior to the public announcement of such Change of Control, the Company shall provide notice (the “Company Change of Control Redemption Notice”) of a Company Change of Control Redemption in writing to the Holder. The Company Change of Control Redemption Notice shall state (i) that, following the consummation of the Change of Control, the Company shall redeem all of the outstanding Notes on the Company Change of Control Redemption Date, (ii) that the Company shall consummate the Company Change of Control Redemption on the twentieth (20th) day following the consummation of such Change of Control (the “Company Change of Control Redemption Date”), (iii) the aggregate outstanding Conversion Amount of the Notes subject to redemption from all the holders of the Notes pursuant to this Section 5(c) and analogous provisions of the Other Notes and (iv) the Company Change of Control Redemption Price that is to be paid to such Holder on the Company Change of Control Redemption Date.

(d) Change of Control Redemptions. Redemptions required by this Section 5 shall have priority to payments to shareholders in connection with a Change of Control. Notwithstanding anything to the contrary in this Section 5, but subject to Section 3(d), until the Change of Control Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 5 may be converted, in whole or in part, by the Holder into, (i) in the event of any conversion occurring prior to the consummation of such Change of Control, shares of Common Stock pursuant to Section 3 or (ii) in the event of any conversion occurring following consummation of such Change of Control, (A) shares of Common Stock pursuant to Section 3 if the Company’s Common Stock is still outstanding after such Change of Control or (B) such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Change of Control had such Conversion Amount been converted into Common Stock immediately prior to such Change of Control.

(6) RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

(a) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

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(b) Other Corporate Events. Except as otherwise contemplated in Sections 5(b) and (c) hereof, which shall apply in lieu of this Section 6(b) under the circumstances set forth in such Sections, in addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, in lieu of the shares of Common Stock otherwise receivable upon such conversion, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscriptions rights) which the Holder would have been entitled to receive upon the happening of such Corporate Event had this Note been converted immediately prior to such Corporate Event (without taking into account any restrictions or limitations on the convertibility of this Note). The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

(7) RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a) Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever on or after the Subscription Date through the first (1st) anniversary of the Issuance Date, the Company issues or sells, or in accordance with this Section 7(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Security) for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such issue or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. If and whenever on or after the first (1st) anniversary of the Issuance Date, the Company issues or sells, or in accordance with this Section 7(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Security) in a Dilutive Issuance, then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal the product of (A) the Conversion Price in effect immediately prior to such Dilutive Issuance and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Conversion Price in effect immediately prior to such Dilutive Issuance and the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance plus (II) the consideration, if any, received by the Company upon such Dilutive Issuance, by (2) the product derived by multiplying (I) the Applicable Price in effect immediately prior to such Dilutive Issuance by (II) the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance. For purposes of determining the adjusted Conversion Price under this Section 7(a), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or

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exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 7(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 7(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 7(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 7(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of

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such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the stockholders of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined, at the Company’s expense, within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be deemed binding upon all parties absent manifest error.

(v) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(vi) Floor Price. Until such time as the Company receives any stockholder approval that may be required under any applicable stockholder approval provisions in order to allow the Conversion Price to be less than the Conversion Floor Price (as defined below), including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated (the “Required Stockholder Approval”), no adjustment pursuant to Sections 7(a) or 7(d) shall cause the Conversion Price to be less than $3.415, as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction (the “Conversion Floor Price”).

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(b) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(c) Other Events. If any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Note; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 7.

(d) Holder’s Right of Alternative Conversion Price Following Issuance of Convertible Securities. Subject to Section 4(i) of the Securities Purchase Agreement, in addition to and not in limitation of the other provisions of this Section 7, if the Company in any manner issues or sells any Options or Convertible Securities (any such securities, “Variable Price Securities”) after the Subscription Date that are convertible into or exchangeable or exercisable for shares of Common Stock at a price which varies or may vary with the market price of the Common Shares, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) (each of the formulations for such variable price being herein referred to as, the “Variable Price”), the Company shall provide written notice thereof via facsimile and overnight courier to the Holder on the date of issuance of such Convertible Securities or Options. Subject to Section 4(i) of the Securities Purchase Agreement, from and after the date the Company issues any such Convertible Securities or Options with a Variable Price, the Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Conversion Price upon conversion of this Note by it by designating in the Conversion Notice delivered upon any conversion of this Note that solely for purposes of such conversion the Holder is relying on the Variable Price rather than the Conversion Price then in effect. The Holder’s election to rely on a Variable Price for a particular conversion of this Note shall not obligate the Holder to rely on a Variable Price for any future conversions of this Note. Notwithstanding the foregoing, prior to the receipt of the Required Stockholder Approval, the Variable Price of any Variable Price Security shall not be permitted to fluctuate below the Conversion Floor Price.

(e) De Minimis Adjustments. No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least $0.01 in such price; provided, however, that any adjustment which by reason of this Section 7(d) is not required to be made shall be carried forward and taken into account in any subsequent adjustments under this Section 7. All calculations under this Section 7 shall be made by the Company in good faith and shall be made to the nearest cent or to the nearest one hundredth of a

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share, as applicable. No adjustment need be made for a change in the par value or no par value of the Company’s Common Stock.

(8) NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

(9) RESERVATION OF AUTHORIZED SHARES.

(a) Reservation. The Company shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for each of the Notes equal to 130% of the Conversion Rate with respect to the Conversion Amount of each such Note as of the Issuance Date. So long as any of the Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, 130% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding; provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions) (the “Required Reserve Amount”). The initial number of shares of Common Stock reserved for conversions of the Notes and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Notes based on the principal amount of the Notes held by each holder at the Closing (as defined in the Securities Purchase Agreement) or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Notes, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

(b) Insufficient Authorized Shares. If at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase

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in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

(10) REDEMPTIONS.

(a) Mechanics. The Company shall deliver the applicable Event of Default Redemption Price to the Holder within five (5) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice. If the Holder has submitted a Holder Change of Control Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable Change of Control Redemption Price to the Holder concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five (5) Business Days after the Company’s receipt of such notice otherwise. With respect to any Company Change of Control Redemption, the Company shall deliver the applicable Change of Control Redemption Price to the Holder on the Company Change of Control Redemption Date. In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 16(d)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company’s receipt of such notice, (x) the Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 16(d)) to the Holder representing such Conversion Amount and (z) the Conversion Price of this Note or such new Notes shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Redemption Notice is voided and (B) the lowest Closing Bid Price of the Common Stock during the period beginning on and including the date on which the Redemption Notice is delivered to the Company and ending on and including the date on which the Redemption Notice is voided. The Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

(b) Redemption by Other Holders. Upon the Company’s receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b) or Section 5(b) (each, an “Other Redemption Notice”), the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to the Holder by facsimile a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company’s receipt of the Holder’s Redemption Notice and ending on and including the date which is three (3) Business Days after the Company’s receipt of the Holder’s Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices

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received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven Business Day period.

(11) VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law, including, but not limited to, the General Corporation Law of the State of Delaware and as expressly provided in this Note.

(12) COVENANTS.

(a) Incurrence of Indebtedness. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness other than (a) the Indebtedness evidenced by this Note and the Other Notes and (b) Permitted Indebtedness.

(b) (i) Available Cash Test. So long as this Note is outstanding, the Company’s Available Cash as of the end of each Fiscal Quarter following the Issuance Date shall equal or exceed the amount equal to (A) the Cash Burn for such Fiscal Quarter multiplied by (B) four (4) (the “Available Cash Test”).

(ii) Operating Results Announcement. The Company shall announce (such date, the “Announcement Date”) its operating results (the “Operating Results”) from which compliance with the Available Cash Test can be determined for each Fiscal Quarter no later than the forty-fifth (45th) day after the end of each Fiscal Quarter or, with respect to the last Fiscal Quarter, the ninetieth (90th) day after such quarter (the “Announcement Date Deadline”) and, in the event the Company shall have satisfied the Available Cash Test such announcement shall include a statement to the effect that the Company is not in breach of the Available Cash Test for such Fiscal Quarter; provided, however, that in the event the Company is delayed in announcing its Operating Results for any Fiscal Quarter, by the applicable Announcement Date Deadline the Company shall, in lieu of the foregoing, (A) make a statement to the effect that it has complied with all of its covenants under the Notes, including, the Available Cash Test and (B) provide to the Holders a certification, in accordance with terms of the next sentence, certifying the same. On the Announcement Date, the Company shall also provide to the Holders a certification, executed on behalf of the Company by the Chief Financial Officer of the Company, certifying that the Company satisfied the Available Cash Test for such Fiscal Quarter.

(c) Restriction on Redemption and Cash Dividends. So long as this Note is outstanding, the Company shall not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on its capital stock without the prior express written consent of the Required Holders, except for repurchases of capital stock pursuant to arrangements entered into in connection with grants of equity compensation under any Approved Stock Plan.

(13) PARTICIPATION. The Holder, as the holder of this Note, shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock

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to the same extent as if the Holder had converted this Note into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

(14) VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders shall be required for any change or amendment to this Note or the Other Notes. No consideration shall be offered or paid to any holder of Notes to amend or consent to a waiver or modification of the Notes unless the same consideration also is offered to all of the holders of Notes.

(15) TRANSFER. This Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company.

(16) REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 16(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 16(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 16(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 16(d) and in principal amounts of at least $100,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 16(a) or Section 16(c),

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the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges on the Principal and Interest of this Note, if any, from the Issuance Date.

(17) REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(18) PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the actual costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, financial advisory fees and reasonable attorneys’ fees and disbursements.

(19) CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

(20) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(21) DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price or the arithmetic calculation of the Conversion Rate or any Redemption Price, the Company shall submit the

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disputed determinations or arithmetic calculations via facsimile within one (1) Business Day of receipt, or deemed receipt, of the Conversion Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one Business Day submit via facsimile (a) the disputed determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Rate or any Redemption Price to the Company’s independent, outside accountant. The Company, at the Company’s expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

(22) NOTICES; PAYMENTS.

(a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) promptly upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, and (iii) at least twenty (20) days prior to the consummation of a Change of Control, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Purchasers, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date. Any amount of Principal or other amounts due in cash under the Transaction Documents which is not paid when due shall

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result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of fifteen percent (15%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

(23) CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(24) WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

(25) GOVERNING LAW; JURISDICTION; SEVERABILITY; JURY TRIAL. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

(26) CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “Approved Stock Plan” means any employee benefit plan which has been or hereafter is approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, officer or director for services provided to the Company.

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(b) “Available Cash” means an amount equal to (i) the aggregate amount of the Company’s Cash, Cash Equivalent and Eligible Investment Balances, minus (b) the Increase in Debt Balance, in each case as of the relevant date of determination.

(c) “Bloomberg” means Bloomberg Financial Markets.

(d) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(e) “Cash Burn” means (i) Net Income plus (ii) Depreciation plus (iii) Amortization, plus (iv) Stock Based Compensation minus (iv) Capital Expenditures. For purposes of the foregoing, each of Net Income, Depreciation, Amortization, Stock Based Compensation and Capital Expenditures shall each be calculated in accordance with GAAP.

(f) “Cash, Cash Equivalent and Eligible Investment Balances” of the Company and its Subsidiaries on any date shall be determined from such Persons’ books maintained in accordance with GAAP, and means, without duplication, the sum of (i) the cash accrued by the Company and its Subsidiaries on a consolidated basis on such date and available for use by the Company and its Subsidiaries on such date, (ii) all assets which would, on a consolidated balance sheet of the Company and its Subsidiaries prepared as of such date in accordance with GAAP, be classified as cash equivalents and (iii) all Eligible Marketable Securities which are assets which would, on a consolidated balance sheet of the Company and its Subsidiaries prepared as of such date in accordance with GAAP, be classified as marketable securities which are current assets.

(g) “Change of Control” means any Fundamental Transaction other than (A) any reorganization, recapitalization or reclassification of Common Stock, in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(h) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for

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such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 21. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(i) “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Company initially issued Notes pursuant to the terms of the Securities Purchase Agreement.

(j) “Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 7(a)(i) and 7(a)(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any Common Stock owned or held by or for the account of the Company or issuable upon conversion or exercise, as applicable, of the Notes and the Warrants.

(k) Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(l) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

(m) “Eligible Market” means the Principal Market, The New York Stock Exchange, Inc., the American Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Capital Market.

(n) “Eligible Marketable Securities” as of any date means marketable securities which would be reflected on a consolidated balance sheet of the Company and its Subsidiaries prepared as of such date in accordance with GAAP and which are permitted under the Company’s investment policies as in effect on the Issuance Date or approved thereafter by the Company’s Board of Directors.

(o) “Equity Conditions” means each of the following conditions: (i) on each day during the period beginning sixty (60) days prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions

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Measuring Period”), all shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants shall be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws, other than any restrictions on sale imposed on the Holder by virtue of the Holder being an affiliate of the Company; (ii) during the Equity Conditions Measuring Period the Common Stock is designated for quotation on the Principal Market or any other Eligible Market and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the then effective minimum listing maintenance requirements of such exchange or market; (iii) during the Equity Conditions Measuring Period, the Company shall have delivered Conversion Shares upon conversion of the Notes and Warrant Shares upon exercise of the Warrants to the holders on a timely basis as set forth in Section 2(c)(ii) hereof (and analogous provisions under the Other Notes) and Sections 2(a) of the Warrants; (iv) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 3(d) hereof and the rules or regulations of the Principal Market or any other applicable Eligible Market; provided, however, that in the event that such shares of Common Stock cannot be issued in full, the Company shall be permitted to issue to the Holder the maximum amount of shares of Common Stock without causing any such violation; (v) during the six (6) month period ending on and including the date immediately preceding the applicable date of determination, the Company shall not have failed to timely make any payments within five (5) Business Days of when such payment is due pursuant to any Transaction Document; (vi) during the Equity Conditions Measuring Period, there shall not have occurred either (A) the public announcement of a pending, proposed or intended Fundamental Transaction which has not been abandoned, terminated or consummated, or (B) an Event of Default or (C) an event that with the passage of time or giving of notice would constitute an Event of Default; (vii) the Company shall have no knowledge of any fact that would cause any shares of Common Stock issuable upon conversion of the Notes and shares of Common Stock issuable upon exercise of the Warrants not to be eligible for sale without restriction without the need for registration under any applicable federal or state securities laws, other than any restrictions on sale imposed on the Holder by virtue of the Holder being an affiliate of the Company; and (viii) the Company otherwise shall have been in material compliance with and shall not have materially breached any provision, covenant, representation or warranty of any Transaction Document.

(p) “Equity Conditions Failure” means that on any day during the period commencing ten (10) Trading Days prior to the applicable Mandatory Conversion Notice Date through the applicable Mandatory Conversion Date, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

(q) “Excluded Securities” means any Common Stock issued or issuable: (i) (x) in connection with any Approved Stock Plan to the extent such Common Stock would not result in a Dilutive Issuance or (y) in connection with any Approved Stock Plan, which Common Stock would result in a Dilutive Issuance, provided, that such Common Stock does not exceed 500,000 shares of Common Stock in the aggregate during the immediately preceding twelve (12) month period; (ii) upon conversion of the Notes or the exercise of the Warrants; (iii) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized

25

underwriter which generates gross proceeds to the Company in excess of $25,000,000 (other than an “at-the-market offering” as defined in Rule 415(a)(4) under the 1933 Act and “equity lines”); (iv) upon conversion of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date; and (v) in connection with mergers, acquisitions, strategic business partnerships or joint ventures, in each case with non-affiliated third parties and otherwise on an arm’s-length basis, the primary purpose of which, in the reasonable judgment of the Company’s Board of Directors, is not to raise additional capital.

(r) “Fiscal Quarter” means each of the fiscal quarters adopted by the Company for financial reporting purposes that correspond to the Company’s fiscal year that ends on December 31, or such other fiscal quarter adopted by the Company for financial reporting purposes in accordance with GAAP.

(s) “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Persons, if the holders of the Voting Stock (not including any shares of Voting Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such consolidation or merger) immediately prior to such consolidation or merger shall hold or have the right to direct the voting of less than 50% of the Voting Stock or such voting securities of such other surviving Person immediately following such transaction, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its Common Stock or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

(t) “GAAP” means United States generally accepted accounting principles, consistently applied.

(u) “Increase in Debt Balance” means the Indebtedness of the Company as of the relevant date of determination minus $4,333,000 (in each case excluding the Indebtedness payable in connection with the Notes and any Permitted Subordinated Indebtedness).

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(v) “Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(w) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(x) “Permitted Indebtedness” means (i) Senior Indebtedness; (ii) other Indebtedness approved in writing by the Required Holders; and (iii) Permitted Subordinated Indebtedness.

(y) “Permitted Subordinated Indebtedness” means unsecured Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by the Notes, as reflected in a written agreement reasonably acceptable to the Required Holders (as evidenced by the written consent of such Required Holders (such consent not to be unreasonably withheld, conditioned or delayed), and which Indebtedness does not provide at any time for (i) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later, and (ii) total interest and fees at a rate in excess of the interest rate hereunder.

(z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(aa) “Present Value of Interest” means the amount of any interest that, but for a conversion pursuant to Section 3(c)(i), a Holder Change of Control Redemption pursuant to Section 5(b) or a Company Change of Control Redemption pursuant to Section 5(c), as applicable, would have accrued under this Note at the Interest Rate for the period from the

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applicable Conversion Date or Mandatory Conversion Date, as the case may be, through the Maturity Date discounted to the present value of such interest using a discount rate equal to six percent (6%).

(bb) “Principal Market” means The Nasdaq Global Market.

(cc) “Redemption Notices” means, collectively, the Event of Default Redemption Notices, the Holder Change of Control Redemption Notices and the Company Change of Control Redemption Notice, each of the foregoing, individually, a Redemption Notice.

(dd) “Redemption Premium” means (i) in the case of the Events of Default described in Section 4(a)(i)—(v) and (viii)—(x) or, in the case of (xi), if such Event of Default is an Event of Default described in Section 4(a)(i)—(v) and (viii)—(x) of such Other Note), 120% or (ii) in the case of the Events of Default described in Section 4(a)(vi)—(vii) or, in the case of (ix), if such Event of Default is an Event of Default described in Section (a)(vi)—(vii) of such Other Note), 100%.

(ee) “Redemption Prices” means, collectively, the Event of Default Redemption Price and the Change of Control Redemption Price, each of the foregoing, individually, a Redemption Price.

(ff) “Required Holders” means the holders of Notes representing at least two-thirds (2/3rd) of the aggregate principal amount of the Notes then outstanding.

(gg) “SEC” means the United States Securities and Exchange Commission.

(hh) “Securities Purchase Agreement” means that certain securities purchase agreement dated as of the Subscription Date by and among the Company and the initial holders of the Notes pursuant to which the Company issued the Notes.

(ii) “Senior Indebtedness” means the Indebtedness payable by Company under or in connection with (i) that certain Amended and Restated Loan and Security Agreement, dated as of October 20, 2004, among the Company, its Subsidiaries and Silicon Valley Bank, as amended; and (ii) that certain Master Security Agreement, dated as of April 15, 2003, between the Company and General Electric Capital Corporation, as amended, in the case of each of the agreements set forth in subsections (i) and (ii) as such Senior Indebtedness only may be further amended, modified, supplemented or refinanced by another asset-based lending financing arrangement on terms and conditions substantially and materially similar to the facility being amended, modified, supplement or refinanced; provided, however, that the aggregate outstanding amount of such Indebtedness permitted hereunder (taking into account the maximum amounts which may be advanced under the loan documents evidencing such Senior Indebtedness) does not at any time exceed $14,333,000.

(jj) “Subscription Date” means December [__], 2006.

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(kk) “Subsidiary” means any entity in which the Company, directly or indirectly, owns any of the capital stock or holds an equity or similar interest.

(ll) “Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction.

(mm) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(nn) “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(oo) “Warrants” has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.

(pp) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 21. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

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(27) SUBORDINATION. The Company and the Holder each agree and acknowledge that:

(a) To the extent there is any conflict between the provisions of this Section 27 and the other provisions of this Note, the provisions of this Section 27 shall control. By its acceptance of this Note, the Holder and any subsequent holder hereof agrees to the terms and conditions of this Section 27.

(b) Holder subordinates to any and all present and future holders of Senior Indebtedness (the “Senior Lenders”) any security interest or lien that Holder may have in or in the future obtain in any property of the Company. Notwithstanding the respective dates of attachment or perfection of any security interest of Holder and the security interest of Senior Lenders, the security interest of Senior Lenders in the property of the Company shall at all times be prior to the security interest of Holder. Nothing in this Section 27 shall be construed as Senior Lenders’ consent for Holder to take a security interest or lien in any property of the Company.

(c) All Indebtedness hereunder and under any other Transaction Document (the “Subordinated Indebtedness”) is subordinated in right of payment to the prior payment in full of all Senior Indebtedness.

(d) Holder will not demand or receive from the Company (and the Company will not pay to Holder) all or any part of the Subordinated Indebtedness, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will Holder exercise any remedy against the Company or with respect to any of the Senior Lenders’ collateral, nor will Holder commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against the Company, for so long as any portion of the Senior Indebtedness remains outstanding. The foregoing notwithstanding, Holder shall be entitled, in accordance with the terms of this Note, to receive payment for any and all amounts that constitute Subordinated Indebtedness, provided that an event of default, as defined in the agreements between the Company and the Senior Lenders, has not occurred and is not continuing and would not exist immediately after such payment (a “Permitted Payment”). Nothing in this Section 27 shall prohibit Holder from (i) converting all or any part of the Subordinated Indebtedness into equity securities of the Company or (ii) receiving payments that are capitalized and paid-in-kind.

(e) Notwithstanding anything to the contrary contained in this Section 27 or elsewhere in this Note, if Senior Lender delivers to the Holders a written notice (a “Blockage Notice”) which states that there has been a default under any of the Senior Indebtedness, as the case may be, that has not been cured or waived then, during any Blockage Period (as defined below), no Holder shall accept or receive any payment of any kind of or on account of the Subordinated Indebtedness (including any Permitted Payment) or take any other actions prohibited under Section 27(d), unless and until the earlier of (A) the time such Senior Creditor notifies a Holder in writing that the default by the Company has been cured by the Company or waived by such Senior Lender, or (B) the expiration of the Blockage Period for such Blockage Notice; provided that (x) Holder may accept and retain any distribution to Company’s unsecured creditors constituting the proceeds of Company assets that are not otherwise subject to a Senior Creditor’s security interest or lien and (y) no more than one Blockage Notice may be delivered

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by the Senior Lenders during any period of 365 consecutive days. Holders agree to provide prompt written notice to the Senior Lenders upon the occurrence and during the continuance of any Event of Default under this Note.

As used herein, “Blockage Period” means a period of time beginning on the date a Blockage Notice is delivered to any Holder and terminating on the earlier to occur of:

(i) one hundred and eighty (180) days following such date; provided that if, prior to the expiration of such one hundred and eighty (180) day period, any Senior Lender has commenced a judicial proceeding or non-judicial actions to collect or enforce the Senior Indebtedness or foreclose on all or a substantial portion of its collateral for any of the Senior Indebtedness (in each case, to the extent such Senior Lender is diligently pursing or conducting in good faith such proceedings, actions or foreclosures), or a case or proceeding by or against the Company is commenced under the any Bankruptcy Law, then such period shall be extended during the continuation of such proceedings and actions until the indefeasible payment in cash in full of the Senior Indebtedness; or

(ii) the written consent of such termination.

If at any time following the expiration or termination of a Blockage Period pursuant to this Section 27, Holders are no longer prohibited from receiving any payments in respect of the Subordinated Indebtedness, Holdings shall be entitled to receive all payments with respect to the Subordinated Indebtedness that have been blocked, together with any default interest to the extent applicable.

(f) Holder shall promptly deliver to Senior Lenders in the form received (except for endorsement or assignment by Holder where required by Senior Lenders) for application to the Senior Indebtedness any payment, distribution, security or proceeds received by Holder with respect to the Subordinated Indebtedness other than in accordance with this Section 27.

(g) In the event of the Company’s insolvency, reorganization or any case or proceeding under any Bankruptcy Law, the provisions of this Section 27 shall remain in full force and effect, and Senior Lenders’ claim against the Company and the estate of the Company shall be paid in full before any payment is made to Holder.

(h) For so long as any of the Senior Indebtedness remains unpaid, Holder irrevocably appoints each Senior Lender as Holder’s attorney-in-fact, and grants to each Senior Lender a power of attorney with full power of substitution, in the name of Holder or in the name of each Senior Lender, for the use and benefit of each Senior Lender, without notice to Holder, to perform at such Senior Lender’s option the following acts in any bankruptcy, insolvency or similar proceeding involving the Company.

(i) To file the appropriate claim or claims in respect of the Subordinated Indebtedness on behalf of Holder if Holder does not do so prior to 30 days before the expiration of the time to file claims in such proceeding and if a Senior Lenders elects, in its sole discretion, to file such claim or claims; and

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(ii) To vote Holder’s claims in respect of any Subordinated Indebtedness in any manner that any Senior Lender deems appropriate for the enforcement of its rights hereunder.

(i) This Section 27 shall remain effective for so long as the Company owes any amounts to Senior Lenders. If, at any time after payment in full of the Senior Indebtedness any payments of the Senior Indebtedness must be disgorged by Senior Lenders for any reason (including, without limitation, the bankruptcy of the Company) this Section 27 and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Holder shall immediately pay over to Senior Lenders all payments received with respect to the Subordinated Indebtedness to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to Holder, Senior Lenders may take such actions with respect to the Senior Indebtedness as Senior Lenders, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to the Company, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Indebtedness and any collateral securing the Senior Indebtedness, and enforcing or failing to enforce any rights against the Company or any other person. No such action or inaction shall impair or otherwise affect Senior Lenders’ rights hereunder.

(j) The provisions of this Section 27 shall bind any successors or assignees of Holder and shall benefit any successors or assigns of Senior Lenders, and, if the Company refinances a portion of the Senior Indebtedness with a new lender, such new lender shall be deemed a successor of Senior Lenders for purposes of this Section 27. This Section 27 is solely for the benefit of Holder and Senior Lenders and not for the benefit of the Company or any other party.

(k) The provisions of this Section 27 may be amended only by written instrument signed by Holder and Senior Lenders.

(l) In the event of any legal action to enforce the rights of a party under this Section 27, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorney’s fees, incurred in such action.

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(28) DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information, relating to the Company or its Subsidiaries, the Company shall indicate to the Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

IMMUNICON CORPORATION

By:
Name:
Title:

EXHIBIT I

IMMUNICON CORPORATION

CONVERSION NOTICE

Reference is made to the Subordinated Convertible Note (the “Note”) issued to the undersigned by Immunicon Corporation (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock par value $0.001 per share (the “Common Stock”) of the Company, as of the date specified below.

Date of Conversion: ___________________________________________________________________________

Aggregate Conversion Amount to be converted: _____________________________________________________

Please confirm the following information:

Conversion Price: _____________________________________________________________________________

(If Variable Price is being used for this Conversion)

Variable Price: ________________________________________________________________________________

Number of shares of Common Stock to be issued: ____________________________________________________

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to: ______________________________________________________________________________________

_______________________________________________________________________________________

_______________________________________________________________________________________

Facsimile Number: _______________________________________________________________________________

Authorization: __________________________________________________________________________________

By: ______________________________________________________________________________________

Title: ________________________________________________________________________________

Dated: _____________________________________________________________________________________________

Account Number: ______________________________________________________________________________________
(if electronic book entry transfer)

Transaction Code Number: _______________________________________________________________________________
(if electronic book entry transfer)

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs Stocktrans, Inc. to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated December __, 2006 from the Company and acknowledged and agreed to by Stocktrans, Inc.

IMMUNICON CORPORATION

By:
Name:
Title:

[FORM OF WARRANT]

IMMUNICON CORPORATION

WARRANT TO PURCHASE COMMON STOCK

Warrant No.:

Number of Shares of Common Stock:

Date of Issuance: December __, 2006 (“Issuance Date”)

Immunicon Corporation, a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [                                ], the registered holder hereof or its permitted registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after June [__], 2007, but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), [            ] ([            ]) fully paid nonassessable shares of Common Stock (as defined below) (the “Warrant Shares”). This Warrant is one of the Warrants to purchase Common Stock (the “SPA Warrants”) issued pursuant to Section 1 of that certain Securities Purchase Agreement, dated as of December [__], 2006 (the “Subscription Date”), by and among the Company and the investors (the “Buyers”) referred to therein (the “Securities Purchase Agreement”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 14.

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder at any time or times on or after June [__], 2007, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the second (2nd) Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise) (the “Exercise

Delivery Documents”), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd) Trading Day following the date on which the Company has received all of the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all transfer and similar taxes (other than income and similar taxes) which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $4.09, subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities. If the Company shall fail for any reason or for no reason to issue to the Holder within five (5) Business Days of receipt of the Exercise Delivery Documents, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant, then, in addition to all other remedies available to the Holder, the Company shall pay in cash to the Holder on each day after such fifth (5th) Business Day that the issuance of such shares of Common Stock is not timely effected an amount equal to 1.0% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Weighted Average Price of the shares of Common Stock on the Trading Day immediately preceding the last possible date which the Company could have issued such shares of Common Stock to the Holder without violating Section 1(a). In addition to the foregoing, if within three (3) Trading Days after the Company’s receipt of the facsimile copy of a Exercise Notice the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company’s share register or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within five (5) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Weighted Average Price on the date of exercise.

(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary, if a registration statement covering the issuance of the Warrant Shares that are the subject of the Exercise Notice by the Holder pursuant to the 1933 Act (the “Unavailable Warrant Shares”) is not available for the issuance of such Unavailable Warrant Shares, then during the time period in which such a registration statement is not available, the Holder shall not be able to exercise this Warrant on a cash basis as provided for in Section 1(a), but may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)

                        B

For purposes of the foregoing formula:

A=	the total number of shares with respect to which this Warrant is then being exercised.

B=	the Weighted Average Price of the shares of Common Stock (as reported by Bloomberg) on the date immediately preceding the date of the Exercise Notice.

C=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

(f) Limitations on Exercises; Beneficial Ownership.

(i) The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person’s affiliates) would beneficially own in excess of 4.99% the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (x) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-KSB, Form 10-Q, Form 10-QSB, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission (“SEC”) as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of the Holder, the Company shall within two (2) Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

(ii) Principal Market Regulation. The Company shall not be obligated to issue any shares of Common Stock upon exercise of this Warrant and the Holder shall not have the right to receive upon exercise of this Warrant any shares of Common Stock, if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon exercise of this Warrant (including, as applicable, any shares of Common Stock issued upon conversion of the SPA Securities) without breaching the Company’s obligations under the rules or regulations of the Principal Market (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders. Until such approval or written opinion is obtained, no Holder shall be issued, upon exercise or conversion, as applicable, of any SPA Warrants or SPA Securities, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the total number of shares of Common Stock issued to such Holder pursuant to the Securities Purchase Agreement on the Issuance Date and the denominator of which is the aggregate number of shares of Common Stock issued to the Holders pursuant to the Securities Purchase Agreement on the Issuance Date (with respect to each Holder, the “Exchange Cap Allocation”). In the event that any Holder shall sell or otherwise transfer any of such Holder’s SPA Warrants, the transferee shall be allocated a pro rata portion of such Holder’s Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any Holder of SPA Warrants shall exercise all of such Holder’s SPA Warrants into a number of shares of Common Stock which, in the aggregate, is less than such Holder’s Exchange Cap Allocation, then the difference between such Holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such Holder shall be allocated to the respective Exchange Cap Allocations of the remaining Holders of SPA Warrants on a pro rata basis in proportion to the shares of Common Stock underlying the SPA Warrants then held by each such Holder. In the event that the Company is prohibited from issuing any Warrant Shares for which an Exercise Notice has been received as a result of the operation of this Section 1(f)(ii), the Company shall pay cash in exchange for cancellation of such Warrant Shares, at a price per Warrant Share equal to the difference between the Closing Sale Price and the Exercise Price as of the date of the attempted exercise.

(g) Insufficient Authorized Shares. If at any time while this Warrant remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant at least a number of shares of Common Stock equal to 130% (the “Required Reserve Amount”) of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of this Warrant then outstanding (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a) Adjustment upon Issuance of shares of Common Stock. If and whenever on or after the Subscription Date and through the first anniversary of the Issuance Date, the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued by the Company in connection with any Excluded Securities (as defined in the SPA Securities) for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price. In the event of any Dilutive Issuance after the first anniversary of the Issuance Date, then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the product of (A) the Exercise Price in effect immediately prior to such Dilutive Issuance and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Exercise Price in effect immediately prior to such Dilutive Issuance and the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance plus (II) the consideration, if any, received by the Company upon such Dilutive Issuance, by (2) the product derived by multiplying (I) the Exercise Price in effect immediately prior to such Dilutive Issuance by (II) the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance. Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares shall be adjusted to the number of shares of Common Stock determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. For purposes of determining the adjusted Exercise Price under this Section 2(a), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(a), no further adjustment of the Exercise Price or number of Warrant Shares shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Exercise Price and the number of Warrant Shares in effect at the time of such increase or decrease shall be adjusted to the Exercise Price and the number of Warrant Shares which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 2(a) shall be made if such adjustment would result in an increase of the Exercise Price then in effect or a decrease in the number of Warrant Shares.

(iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Weighted Average Price of such security on the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(vi) Unless and until such time as the Company receives any stockholder approval that may be required under any applicable stockholder approval provisions in order to allow the Exercise Price to be less than the Exercise Floor Price (as defined below), including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated (the “Required Stockholder Approval”), no adjustment pursuant to Section 2(a) shall cause the Exercise Price to be less than $3.415, as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction (the “Exercise Floor Price”).

(b) Adjustment upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(c) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

(d) De Minimis Adjustments. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $0.01 in such price; provided, however, that any adjustment which by reason of this Section 2(d) is not required to be made shall be carried forward and taken into account in any subsequent adjustments under this Section 2. All calculations under this Section 2 shall be made by the Company in good faith and shall be made to the nearest cent or to the nearest one hundredth of a share, as applicable. No adjustment need be made for a change in the par value or no par value of the Company’s Common Stock.

(e) Holder’s Right of Alternative Exercise Price Following Issuance of Convertible Securities. Subject to Section 4(i) of the Securities Purchase Agreement, in addition to and not in limitation of the other provisions of this Section 2, if the Company in any manner issues or sells any Options or Convertible Securities (any such securities, “Variable Price Securities”) after the Closing Date that are convertible into or exchangeable or exercisable for Common Shares at a price which varies or may vary with the market price of the Common Shares, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (i.e. – stock splits, stock combinations, stock dividends and similar transactions) (each of the formulations for such variable price being herein referred to as, the “Variable Price”), the Company shall provide written notice thereof via facsimile and overnight courier to the Holder (the “Variable Notice”) on the date of issuance of such Convertible Securities or Options. Subject to Section 4(i) of the Securities Purchase Agreement, from and after the date the Company issues any such Convertible Securities or Options with a Variable Price, the Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Exercise Price by designating in the Exercise Notice delivered upon exercise of any Warrants that solely for purposes of such exercise the Holder is relying on the Variable Price rather than the Exercise Price then in effect. The Holder’s election to rely on a Variable Price for a particular exercise of Warrants shall not obligate the Holder to rely on a Variable Price for any future exercise of Warrants. Notwithstanding the foregoing, prior to the receipt of the Required Stockholder Approval, the Variable Price shall not be permitted to fluctuate below the Exercise Floor Price.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:

(a) any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Weighted Average Price of the shares of Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the Weighted Average Price of the shares of Common Stock on the Trading Day immediately preceding such record date; and

(b) the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided that in the event that the Distribution is of shares of Common Stock (or common stock) (“Other Shares of Common Stock”) of a company whose common shares are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Shares of Common Stock in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of Warrant Shares calculated in accordance with the first part of this paragraph (b).

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b) Fundamental Transactions. No sooner than fifteen (15) days and nor later than ten (10) days prior to the consummation of a Fundamental Transaction, but not prior to the public announcement of such Fundamental Transaction, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Fundamental Transaction Notice”).

(1) Reaffirmation. If the Company enters into or is a party to a Fundamental Transaction in which it is the Successor Entity, the Company shall deliver to the Holder (i) an affirmation that this Warrant shall be a continuing obligation of the Company, or the Company as the Successor Entity, and a reaffirmation of the Company’s, or the Company’s as the Successor Entity, obligations under the Transaction Documents following such Fundamental Transaction and (ii) a confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction (the “Fundamental Transaction Closing Date”), (A) Common Stock or such other shares of publicly traded common stock (or their equivalent) of the Company, or the Company as the Successor Entity, or (B) if the Company is not a publicly traded entity following such Fundamental Transaction, in lieu of the shares of the Company’s Common Stock (or other securities, cash, assets or other property) issuable upon exercise of the Warrants prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been exercised immediately prior to such Fundamental Transaction, in each case as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction in which the Company is the Successor Entity, pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the Fundamental Transaction Closing Date but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) issuable upon the exercise of this Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been exercised immediately prior to such Fundamental Transaction. Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant. Notwithstanding the foregoing, the Holder acknowledges that in connection with any Fundamental Transaction in which the Company is not the Successor Entity, the Holder shall only have the rights set forth in Sections 4(b)(2) and 4(b)(3) hereof.

(2) Fundamental Transaction Exchange. At any time during the period beginning on the date of the Holder’s receipt of a Fundamental Transaction Notice and ending on the forty-fifth (45th) day (the “Automatic Exchange Date”) after the Fundamental Transaction Closing Date, the Holder may require the Company to exchange this Warrant (a “Fundamental Transaction Exchange”), within ten (10) Business Days after such request (or, if later, on the Fundamental Transaction Closing Date), in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) issuable upon the exercise of this Warrant prior to such Fundamental Transaction, for such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been exercised immediately prior to such Fundamental Transaction. If the Fundamental Transaction Exchange has not occurred prior to the Automatic Exchange Date and the Holder has not delivered a Black Scholes Notice (as defined below) prior to the Automatic Exchange Date, the Fundamental Transaction Exchange automatically shall occur on the Automatic Exchange Date.

(3) Black Scholes Value. Notwithstanding the foregoing, in the event of a Fundamental Transaction, at the request of the Holder delivered before the Automatic Exchange Date (a “Black Scholes Notice”), the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within ten (10) Business Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of such Fundamental Transaction.

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant and (iii) shall, so long as any of the SPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the SPA Warrants, 130% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise.

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant

Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) within one Business Day after any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock (other than Excluded Securities) or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders; provided that no such action may increase the exercise price of any SPA Warrant or decrease the number of shares or class of stock obtainable upon exercise of any SPA Warrant without the written consent of the Holder. No such amendment shall be effective to the extent that it applies to less than all of the holders of the SPA Warrants then outstanding.

10. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

11. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

13. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(a) TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned in accordance with applicable law without the consent of the Company.

14. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “1933 Act” means the Securities Act of 1933, as amended.

(b) “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of closing of the applicable Fundamental Transaction for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request and (ii) an expected volatility equal to the greater of 60% and the 100 day volatility obtained from the HVT function on Bloomberg as of the day immediately following the public announcement of the applicable Fundamental Transaction.

(c) “Bloomberg” means Bloomberg Financial Markets.

(d) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(e) “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(f) “Common Stock” means (i) the Company’s shares of Common Stock, par value $0.001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(g) “Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2(a)(i) and 2(a)(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon exercise of the SPA Warrants.

(h) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(i) “Eligible Market” means the Principal Market, The New York Stock Exchange, Inc., The NASDAQ Global Select Market or The NASDAQ Capital Market.

(j) “Expiration Date” means the date sixty (60) months after the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(k) “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Persons, if the holders of the Voting Stock (not including any shares of Voting Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such consolidation or merger) immediately prior to such consolidation or merger shall hold or have the right to direct the voting of less than 50% of the Voting Stock or such voting securities of such other surviving Person immediately following such transaction, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its Common Stock or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

(l) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(m) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(n) “Principal Market” means The NASDAQ Global Market.

(o) “Required Holders” means the holders of the SPA Warrants representing at least two-thirds of shares of Common Stock underlying the SPA Warrants then outstanding.

(p) “SPA Securities” means the Notes issued pursuant to the Securities Purchase Agreement.

(q) “Successor Entity” means the Person formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been entered into.

(r) “Trading Day” means any day on which the Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded; provided that “Trading Day” shall not include any day on which the Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

(s) “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(t) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders. If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12 with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any share dividend, share split or other similar transaction during such period.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

IMMUNICON CORPORATION

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

IMMUNICON CORPORATION

The undersigned holder hereby exercises the right to purchase                      of the shares of Common Stock (“Warrant Shares”) of Immunicon Corporation, a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

                     a “Cash Exercise” with respect to                      Warrant Shares; and/or

                     a “Cashless Exercise” with respect to                      Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $                     to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder                      Warrant Shares in accordance with the terms of the Warrant.

4. Is the Variable Price being relied on pursuant to Section 2(e) of the Warrant?: (check one)

Yes ☐ No ☐

Date:                          ,

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs StockTrans, Inc. to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated December __, 2006 from the Company and acknowledged and agreed to by StockTrans, Inc.

IMMUNICON CORPORATION

By:
Name:
Title:

TRANSFER AGENT INSTRUCTIONS

IMMUNICON CORPORATION

December     , 2006

StockTrans, Inc.

44 West Lancaster Avenue

Ardmore, PA 19003

Attention: Robert Winterle

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement, dated as of December __, 2006 (the “Agreement”), by and among Immunicon Corporation, a Delaware corporation (the “Company”), and the investors named on the Schedule of Buyers attached thereto (collectively, the “Holders”), pursuant to which the Company is issuing to the Holders (i) convertible notes of the Company (the “Notes”), which will be convertible into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and (ii) warrants (the “Warrants”), which are exercisable to purchase shares of Common Stock.

This letter shall serve as our authorization and direction to you (provided that you are the transfer agent of the Company at such time), subject to any stop transfer instructions that we may issue to you from time to time, if any:

(i) to issue shares of Common Stock upon conversion of the Notes (the “Conversion Shares”) to or upon the order of a Holder from time to time upon delivery to you of a properly completed and duly executed Conversion Notice, in the form attached hereto as Exhibit I, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon;

(ii) to issue shares of Common Stock upon exercise of the Warrants (the “Warrant Shares”) to or upon the order of a Holder from time to time upon delivery to you of a properly completed and duly executed Exercise Notice, in the form attached hereto as Exhibit II, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon.

We represent to you that the issuance of the Conversion Shares and Warrant Shares has been approved by the Company’s Board of Directors, and the Conversion Shares and Warrant Shares, when issued, will be fully paid, validly issued and non-assessable.

The Notes and the Warrants were issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-124714) (the “Registration Statement”). We advise you that the Registration Statement is effective with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “1933 Act”), and we have no knowledge that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC, and the Notes and the Warrants are available for issuance and sale under the 1933 Act pursuant to the Registration Statement and the Conversion Shares and the Warrant Shares are currently available for issuance and sale under the 1933 Act pursuant to the Registration Statement.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at (215) 830-0777.

Very truly yours,

IMMUNICON CORPORATION

By:
Name:	James G. Murphy
Title:	Chief Financial Officer

THE FOREGOING INSTRUCTIONS ARE ACKNOWLEDGED AND AGREED TO

this day of December, 2006

STOCKTRANS, INC.

By:
Name:
Title:

Enclosures

EXHIBIT I

IMMUNICON CORPORATION

CONVERSION NOTICE

Reference is made to the Convertible Note (the “Note”) issued to the undersigned by Immunicon Corporation (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of common stock par value $0.001 per share (the “Common Stock”) of the Company, as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Please confirm the following information:

Conversion Price:

(If Variable Price is being used for this Conversion)

Variable Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:

Title:

Dated:

Account Number:
(if electronic book entry transfer)

Transaction Code Number:
(if electronic book entry transfer)

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs StockTrans, Inc. to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated December     , 2006 from the Company and acknowledged and agreed to by StockTrans, Inc.

IMMUNICON CORPORATION

By:
Name:
Title:

EXHIBIT II

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

IMMUNICON CORPORATION

The undersigned holder hereby exercises the right to purchase                      of the shares of Common Stock (“Warrant Shares”) of Immunicon Corporation, a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

                     a “Cash Exercise” with respect to                      Warrant Shares; and/or

                     a “Cashless Exercise” with respect to                      Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $             to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder                      Warrant Shares in accordance with the terms of the Warrant.

4. Is the Variable Price being relied on pursuant to Section 2(e) of the Warrant?: (check one)

Yes          No

Date:                          ,

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs StockTrans, Inc. to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated December     , 2006 from the Company and acknowledged and agreed to by StockTrans, Inc.

IMMUNICON CORPORATION

By:
Name:
Title:

[Form of Opinion of Morgan, Lewis & Bockius LLP]

December [    ], 2006

To the Buyers of Notes and Warrants

from Immunicon Corporation Listed on

the Schedule of Buyers Attached to the

Securities Purchase Agreement Referred to Herein

Re:	Public Offering of Notes and Warrants of Immunicon Corporation

Ladies and Gentlemen:

We have acted as counsel for Immunicon Corporation, a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of up to $30,000,000 in aggregate principal amount of unsecured convertible promissory notes of the Company, together with accompanying warrants to purchase shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”), in each case pursuant to that certain Securities Purchase Agreement, dated December [    ], 2006 (the “Purchase Agreement”), among the Company and the Buyers party thereto (the “Buyers”). Terms defined in the Purchase Agreement are used as therein defined, unless otherwise defined herein.

In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the certificate of incorporation of the Company, as amended to date (the “Certificate of Incorporation”), (ii) the by-laws of the Company, as amended to date (the “By-laws”), (iii) the Purchase Agreement, (iv) the registration statement on Form S-3 (Reg. No. 333-124714) (the “Shelf Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on May 6, 2005, as amended to date (v) the base prospectus dated June 3, 2005 of the Company (the “Base Prospectus”), (vi) the General Disclosure Package as of the Applicable Time (which, for purposes of this letter, includes only the Base Prospectus and the documents listed on Schedule I hereto), (vii) the prospectus supplement dated December [    ], 2006 of the Company, which was filed by the Company with the Commission on December [    ], 2006 pursuant to Rule 424(b)(5) promulgated under the Securities Act, including the accompanying Base Prospectus (such prospectus in the form so filed pursuant to Rule 424(b), the “Prospectus”), (viii) the information incorporated by reference into the Prospectus pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ix) the Notes, (x) the Warrants, (xi) that certain Placement Agency Agreement, dated December [    ], 2006 (the “Placement Agency Agreement”), between the Company and Deutsche Bank Securities Inc. (the “Placement Agent”), and (xii) such other documents and

To the Buyers of Notes and Warrants from Immunicon Corporation Listed on the Schedule of Buyers Attached to the Securities Purchase Agreement Referred to Herein

records as we deemed appropriate for purposes of the opinions set forth herein. As used herein, the term “Transaction Documents” means the Purchase Agreement, the Notes, the Warrants and the Placement Agency Agreement. As used herein, the term “Registration Statement” means the Shelf Registration Statement, as amended on the most recent deemed effective date, pursuant to Rule 430B(f)(2), of the part of the Registration Statement relating to the Securities for purposes of the Placement Agent’s liability under Section 11 of the Securities Act, including the information deemed to be part of the registration statement at such time pursuant to Rule 430B(f)(2) under the Securities Act.

We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the accuracy and completeness of the representations and warranties of each party other than the Company set forth in the Transaction Documents and the due performance by them of their respective obligations under such Transaction Documents, and that each of the Transaction Documents constitutes a valid and binding obligation of each party thereto other than the Company.

As to any facts that are material to the opinions hereinafter expressed that we did not independently establish or verify, we have relied without investigation upon the representations of the Company contained in the Transaction Documents and upon certificates of officers of the Company.

In rendering the opinions set forth herein, whenever a statement or opinion herein is qualified by “to our knowledge,” ”known to us,” “to our attention” or by words of similar import, it is intended to indicate that, during the course of our representation of the Company in the subject transaction, no information that gives us actual knowledge of the inaccuracy of such statement or opinion has come to the attention of those lawyers in our firm who have rendered legal services in connection with the preparation of the Registration Statement, the Prospectus and the Transaction Documents. Except as specifically set forth herein, we have not undertaken any independent investigation to determine the accuracy of facts material to any such statement or opinion, and no inference as to such statement or opinion should be drawn from the fact of our representation of the Company. In making judgments in respect of matters of materiality, we have, to the extent we deemed appropriate, relied upon management and other representatives of the Company in assessing the possible impact of such items upon the Company.

Based upon and subject to the foregoing and to the limitations and qualifications described below, we are of the opinion that:

1.

The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure

To the Buyers of Notes and Warrants from Immunicon Corporation Listed on the Schedule of Buyers Attached to the Securities Purchase Agreement Referred to Herein

Package and the Prospectus, and to execute and deliver the Transaction Documents and perform its obligations thereunder, including the issuance, sale and delivery of the Notes, the Warrants, the Conversion Shares and the Warrant Shares (collectively, the “Securities”) as contemplated by the Transaction Documents.

2.	Each of the subsidiaries of the Company listed on Schedule II hereto (the “Named Subsidiaries”) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of incorporation indicated opposite the name of such Named Subsidiary on Schedule II hereto, with the requisite corporate power and authority to own, lease and operate its respective properties and to conduct its respective business as described in the Registration Statement, the General Disclosure Package and the Prospectus.

3.	The Company and each Named Subsidiary is duly qualified to do business as a foreign corporation in the jurisdictions listed opposite its name on Schedule II hereto.

4.	The Transaction Documents have been duly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

5.	The Notes and Warrants have been duly authorized by the Company and, when issued and sold by the Company, and delivered by the Company to, and paid for by, the Buyers in accordance with the terms of the Purchase Agreement, will be (i) validly issued, (ii) free of statutory and, to our knowledge, contractual preemptive rights and similar rights, and (iii) except as otherwise described in the Transaction Documents, free of, to our knowledge, all liens arising from any agreement or instrument filed as an exhibit to or incorporated by reference into the Registration Statement (the “SEC Exhibits”). The Conversion Shares and the Warrant Shares have been duly authorized and reserved for issuance. The Conversion Shares, when and if issued upon conversion of the Notes in accordance with the terms of the Notes, and the Warrant Shares, when and if issued upon exercise of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable, free of statutory and, to our knowledge, contractual preemptive rights and similar rights. The Securities, when and if issued in accordance with their terms, will not, to our knowledge, trigger any anti-dilution or similar adjustment provisions contained in any outstanding securities of the Company or in any SEC Exhibit.

To the Buyers of Notes and Warrants from Immunicon Corporation Listed on the Schedule of Buyers Attached to the Securities Purchase Agreement Referred to Herein

6.	As of September 30, 2006, the Company has the authorized and issued capital stock as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, and the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are, to our knowledge, fully paid and non-assessable, and were not issued in violation of, and are not subject to, any statutory or, to our knowledge, contractual preemptive rights or similar rights. To our knowledge, except as described in the Registration Statement, the General Disclosure Package or the Prospectus, as of September 30, 2006, there is (i) no outstanding option, warrant, preemptive or other right calling for the issuance of, and (ii) no commitment, plan or arrangement to issue, any share of stock of the Company or any security convertible into, exercisable for, or exchangeable for stock of the Company.

7.	The Registration Statement has become effective under the Securities Act and, to our knowledge, no stop order suspending its effectiveness (or any part thereof) has been issued by the Commission, nor, to our knowledge, is a proceeding for that purpose pending before or contemplated by the Commission. Any required filing of the Prospectus pursuant to Rule 424 under the Securities Act has been made in the manner and within the time period required by such Rule 424.

8.	No consent, authorization, approval or order of or filing with any federal or state governmental or regulatory commission, board, body, authority or agency or self-regulatory organization or stock exchange or market, or the stockholders of the Company, or any court, or to our knowledge, any third party, is required to be obtained or made by the Company in connection with the issuance and sale of the Securities, or the performance by the Company of any of its obligations under the Transaction Documents, other than such as have previously been obtained, including, without limitation, registration of the Securities under the Securities Act and of the Common Stock under the Exchange Act; provided, however, that we express no opinion as to state securities or blue sky laws or foreign securities laws of the various jurisdictions in which the Securities are being offered.

9.	The execution, delivery and performance of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated thereby, do not and will not result in any breach or default under (nor constitute any event that, with notice, lapse of time, or both, would result in any breach or default under), or conflict with any provision of (i) the Certificate of Incorporation or By-laws of the Company, (ii) any SEC Exhibit, (iii) the Delaware General Corporation Law, or any U.S. federal or Pennsylvania or New York state law, rule or regulation that, in our experience, is generally applicable to transactions in the nature of those contemplated by the Purchase Agreement, or, (iv) to our knowledge, any decree, judgment or order of any court, except that we express no opinion in this paragraph 9 regarding any federal securities laws, or any state securities or “Blue Sky” laws.

To the Buyers of Notes and Warrants from Immunicon Corporation Listed on the Schedule of Buyers Attached to the Securities Purchase Agreement Referred to Herein

10.	To our knowledge, there are no actions, suits, claims, investigations or proceedings pending or threatened to which the Company or any of the Named Subsidiaries is subject, or by which any of their respective properties are bound, before or by any federal or state court, governmental or regulatory commission, board, body, authority or agency that are required to be described in the General Disclosure Package and that are not so described as required.

11.	The Company is not and, after giving effect to the offering and sale of the Securities, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

12.	To our knowledge, except as described in the General Disclosure Package and except as has been waived by or on behalf of such person, no person or entity is entitled to require the Company to register shares of capital stock or other securities of the Company (including securities that are convertible into or exchangeable for the Company’s equity securities) under the Securities Act because of the filing or effectiveness of the Registration Statement or the issuance and sale of the Securities.

Our opinions expressed above are subject to the following limitations, exceptions, qualifications and assumptions.

A. For purposes of our opinions in paragraphs 1, 2 and 3 above as to the valid existence and good standing of the Company and the Named Subsidiaries, we have relied solely upon good standing or similar certificates issued by appropriate authorities in the subject jurisdictions.

B. For purposes of our opinion in paragraph 7 above, we have relied solely upon (i) telephonic confirmations from the staff of the Commission on December [    ], 2006, to the effect that (a) as of 2:00 p.m. Washington, D.C. time on June 3, 2005, the Registration Statement had been declared effective, and (b) no stop order suspending the effectiveness of the Registration Statement had been issued as of the time of such telephonic confirmation, and (ii), a confirmation of filing received from EDGAR dated December [    ], 2006, with respect to the filing of the Prospectus pursuant to Rule 424(b).

C. For purposes of the opinions set forth herein we have relied on an officer’s certificate, the Certificate of Incorporation, and minute books and stock records relating to meetings and written actions of the Board of Directors and stockholders of the Company. The Company has represented to us that the records and documents made available to us are complete and accurate and constitute all of the Company’s records and documents with respect to the issuance of shares of its capital stock, options, warrants, securities, conversion privileges or other rights to purchase shares of its capital stock.

To the Buyers of Notes and Warrants from Immunicon Corporation Listed on the Schedule of Buyers Attached to the Securities Purchase Agreement Referred to Herein

D. The opinions expressed in this letter are limited to the laws of the Commonwealth of Pennsylvania, the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America, and we express no opinion with respect to the laws of any other state or jurisdiction. Without limiting the generality of the foregoing, we have advised you that we do not act as healthcare regulatory counsel or intellectual property counsel to the Company and we express no opinion on any matter covered by laws, rules or regulations applicable to (i) patents, copyrights, trademarks and other proprietary rights and licenses, (ii) the United States Food and Drug Administration or (iii) health care regulatory matters or health care reimbursement. Furthermore, we express no opinion on any matter covered by the “blue sky” or securities laws of any state.

E. We have assumed the conformity of the documents filed with the Commission via EDGAR, except for required EDGAR formatting changes, to physical copies of the documents delivered to, or prepared by, the Company and submitted for our examination.

F. For purposes of the opinions set forth herein we have assumed that the issuance of any Warrant Shares occurs pursuant to a cashless exercise of the underlying Warrant in accordance with its terms or, if such exercise is made with a cash payment, that at the time of such issuance the Registration Statement is still effective under the Securities Act.

G. The opinions expressed herein are subject to bankruptcy, insolvency, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally and general principles of equity.

H. Provisions of the Transaction Documents relating to indemnification or exculpation may be limited by public policy or by law.

I. Certain waivers by the Company in the Transaction Documents may relate to matters that cannot, as a matter of law, be effectively waived.

J. The enforceability of the Transaction Documents may be limited by the unenforceability under certain circumstances of provisions imposing penalties, forfeitures, late payment charges, or an increase in interest rate upon delinquency in payment or an occurrence of default.

K. For purposes of the opinion in paragraph 9, where any SEC Exhibit states that it is governed by laws of a state other than the laws of the Commonwealth of Pennsylvania, we have not made any investigation of the laws of such other state but have merely assumed that they would be interpreted in accordance with their plain meaning. We have not reviewed the covenants in the SEC Exhibits that contain financial ratios and other similar financial restrictions, and no opinion is provided with respect thereto.

This opinion letter is effective only as of the date hereof. We do not assume responsibility for updating this opinion letter as of any date subsequent to its date, and we assume no responsibility for advising you of any changes with respect to any matters described in this opinion letter that may occur, or facts that may come to our attention, subsequent to the date hereof.

To the Buyers of Notes and Warrants from Immunicon Corporation Listed on the Schedule of Buyers Attached to the Securities Purchase Agreement Referred to Herein

This opinion letter is furnished by us solely for your benefit in connection with the transactions contemplated by the Purchase Agreement and may not be relied upon by you for any other purpose, nor may it be furnished to or relied upon by any other person or entity for any purpose whatsoever. This opinion letter is not to be quoted in whole or in part or otherwise referred to or used, nor is it to be filed with any governmental agency or any other person, without our express written consent.

Very truly yours,

To the Buyers of Notes and Warrants from Immunicon Corporation Listed on the Schedule of Buyers Attached to the Securities Purchase Agreement Referred to Herein

SCHEDULE I

Confidential Summary of Terms and Conditions dated December 4, 2006

To the Buyers of Notes and Warrants from Immunicon Corporation Listed on the Schedule of Buyers Attached to the Securities Purchase Agreement Referred to Herein

SCHEDULE II

Name of the Company	State of Incorporation	Foreign Jurisdiction(s) in which Qualified
Immunicon Corporation	Delaware	Pennsylvania

Name of Subsidiary	State of Incorporation	Foreign Jurisdiction(s) in which Subsidiary Is Qualified
IMMC Holdings, Inc.	Delaware	None
Immunivest Corporation	Delaware	None
Immunicon Europe, Inc.	Delaware	None

IMMUNICON CORPORATION

SECRETARY’S CERTIFICATE

The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of Immunicon Corporation, a Delaware corporation (the “Company”), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company and in connection with the Securities Purchase Agreement, dated as of December     , 2006, by and among the Company and the investors listed on the Schedule of Buyers attached thereto (the “Securities Purchase Agreement”), and further certifies in his official capacity, in the name and on behalf of the Company, the items set forth below. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement.

1.	Attached hereto as Exhibit A is a true, correct and complete copy of the resolutions duly adopted by the Board of Directors of the Company at a meeting of the Board of Directors held on November 30, 2006. Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

2.	Attached hereto as Exhibit B is a true, correct and complete copy of the Certificate of Incorporation of the Company, together with any and all amendments thereto currently in effect, and no action has been taken to further amend, modify or repeal such Certificate of Incorporation, the same being in full force and effect in the attached form as of the date hereof.

3.	Attached hereto as Exhibit C is a true, correct and complete copy of the Bylaws of the Company and any and all amendments thereto currently in effect, and no action has been taken to further amend, modify or repeal such Bylaws, the same being in full force and effect in the attached form as of the date hereof.

4.	Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Securities Purchase Agreement and each of the Transaction Documents on behalf of the Company, and the signature appearing opposite such person’s name below is such person’s genuine signature.

Name	Position	Signature
Byron D. Hewett	President and Chief Executive Officer	________________________________________

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this      day of December, 2006.

James L. Wilcox
Secretary

I, Byron D. Hewett, President and Chief Executive Officer, hereby certify that James L. Wilcox is the duly elected, qualified and acting Secretary of the Company and that the signature set forth above is his true signature.

Byron D. Hewett
President and Chief Executive Officer

EXHIBIT A

Resolutions

EXHIBIT B

Certificate of Incorporation

EXHIBIT C

Bylaws

IMMUNICON CORPORATION

OFFICER’S CERTIFICATE

The undersigned, the President and Chief Executive Officer of Immunicon Corporation, a Delaware corporation (the “Company”), pursuant to Section 7(viii) of the Securities Purchase Agreement, dated as of December     , 2006, by and among the Company and the investors identified on the Schedule of Buyers attached thereto (the “Securities Purchase Agreement”), hereby represents, warrants and certifies solely in his capacity as such on behalf of the Company and not in his personal capacity to the Buyers as follows (capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement):

1.	The representations and warranties made by the Company as set forth in Section 3 of the Securities Purchase Agreement are true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date hereof (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date which shall be true and correct as of such specified date).

2.	The Company has, in all material respects, performed or complied with all covenants, agreements and conditions required to be performed or complied with by it at or prior to the date hereof under the Transaction Documents.

IN WITNESS WHEREOF, the undersigned has executed this certificate this      day of December, 2006.

Byron D. Hewett
President and Chief Executive Officer